UNITED STATES	OMB APPROVAL
SECURITIES AND EXCHANGE COMMISSION	OMB Number: 3235-0059
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Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.         )

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Memory Pharmaceuticals Corp.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Memory Pharmaceuticals Corp.

100 Philips Parkway
Montvale. New Jersey 07645
Phone: (201) 802-7100
Fax: (201) 802-7190
www.memorypharma.com

Dear Stockholder:

You are cordially invited to attend the 2005 Annual Meeting of Stockholders of Memory Pharmaceuticals Corp., which will be held at the Park Ridge Marriott, located at 300 Brae Boulevard, Park Ridge, New Jersey 07656, commencing at 11:00 a.m., local time, on Thursday, July 28, 2005.

The following pages contain the formal notice of the 2005 Annual Meeting and the related Proxy Statement. The Memory Pharmaceuticals’ Annual Report for the fiscal year ended December 31, 2004 is enclosed with this proxy material. The Annual Report is not to be regarded as proxy solicitation material.

Matters to be considered and voted on at the 2005 Annual Meeting are set forth in the Proxy Statement. You are encouraged to carefully review the Proxy Statement and attend the Annual Meeting in person. Whether or not you plan to attend the Annual Meeting, we hope you will vote as soon as possible. If you cannot attend the Annual Meeting in person, please be sure to sign, date and return the enclosed proxy card in the accompanying reply envelope or to follow the instructions on your proxy card or voting instruction card for voting over the Internet or by telephone so that your shares will be represented at the Annual Meeting. If you attend the Annual Meeting and wish to change your proxy vote, you may do so by voting in person at the Annual Meeting.

We look forward to meeting you on July 28, 2005 and discussing with you the business of your company.

Sincerely,

Tony Scullion
Executive Chairman

James R. Sulat
President and Chief Executive Officer

June 28, 2005

Memory Pharmaceuticals Corp.

100 Philips Parkway, Montvale, New Jersey 07645

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Time and Date:	11:00 a.m., local time, on July 28, 2005
Place:	Park Ridge Marriott, 300 Brae Boulevard, Park Ridge, New Jersey 07656
Items of Business:	(1)	To elect three Class I directors for a term expiring on the date of our 2008 Annual Meeting of Stockholders, or at such time as their successors have been duly elected and qualified.
	(2)	To approve an amendment to our 2004 Stock Incentive Plan (the “2004 Plan”) to (i) increase the number of shares of our common stock reserved for issuance under the 2004 Plan by 775,000 shares, and (ii) allow for an increase in the number of shares available for issuance annually under the “Evergreen” provision of the 2004 Plan.
	(3)	To approve a one-time waiver of Section 4.1(d) of the 2004 Plan to enable James R. Sulat, our President and Chief Executive Officer, to receive stock options, in 2005, to purchase an aggregate of 1,025,000 shares of our common stock.
	(4)	To ratify the appointment of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2005.
	(5)	To consider such other business as may properly come before the 2005 Annual Meeting.
Adjournments and Postponements:	Any action on the items of business described above may be considered at the 2005 Annual Meeting at the time and on the date specified above or at any time and date to which the 2005 Annual Meeting may be properly adjourned or postponed.
Record Date:	You are entitled to vote only if you were a stockholder of Memory Pharmaceuticals Corp. as of the close of business on June 15, 2005.
Meeting Admission:	You are entitled to attend the 2005 Annual Meeting only if you were a Memory Pharmaceuticals stockholder as of the close of business on the record date or hold a valid proxy for the 2005 Annual Meeting. You should be prepared to present photo identification for admittance. If you are not a stockholder of record but hold shares through a broker or nominee (i.e., in street name), you should provide proof of beneficial ownership as of the record date, such as your most recent account statement dated prior to June 15, 2005, a copy of the voting instruction card provided by your broker, trustee or nominee, or other similar evidence of ownership. If, upon request, you do not provide photo identification or comply with the other procedures outlined above, you will not be admitted to the 2005 Annual Meeting.

Voting:
Your vote is very important. Whether or not you plan to attend the 2005 Annual Meeting, we encourage you to read this Proxy Statement and submit your proxy card or voting instructions as soon as possible. You may submit your proxy card or voting instructions by completing, signing, dating and returning your proxy card or voting instruction card in the pre-addressed envelope provided, or by following the instructions on your proxy card or voting instruction card for voting over the Internet or by telephone. For specific instructions on how to vote, please refer to the “Questions and Answers” section beginning on page 1 of this Proxy Statement.

By the Order of the Board of Directors,

Jzaneen Lalani
Corporate Secretary

June 28, 2005

TABLE OF CONTENTS

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE 2005 ANNUAL MEETING OF STOCKHOLDERS	1
PROPOSAL ONE: ELECTION OF DIRECTORS	7
Nominees Standing for Election for the Term Expiring in 2008	7
Directors Whose Terms Expire in 2006	8
Directors Whose Terms Expire in 2007	9
Director Independence	9
Attendance at Board and Committee Meetings	10
Committees of the Board of Directors	10
Director Qualifications and Director Nomination Process	11
Stockholder Communication with the Board of Directors	12
Board and Committee Fees	13
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	14
INFORMATION CONCERNING EXECUTIVE OFFICERS	17
EXECUTIVE COMPENSATION	18
Executive Employment Agreements	19
Benefit Plans	22
Compensation Committee Interlocks and Insider Participation	23
Section 16(a) Beneficial Ownership Reporting Compliance	24
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	24
COMPENSATION COMMITTEE REPORT	24
AUDIT COMMITTEE REPORT	27
PROPOSAL TWO: APPROVAL OF AN AMENDMENT TO THE 2004 STOCK INCENTIVE PLAN	28
PROPOSAL THREE: APPROVAL OF A ONE-TIME WAIVER OF SECTION 4.1(d) OF THE 2004 STOCK INCENTIVE PLAN	36
PROPOSAL FOUR: RATIFICATION OF INDEPENDENT AUDITORS	37
PERFORMANCE GRAPH	38
OTHER BUSINESS	39
ADDITIONAL INFORMATION	39
APPENDIX A: AUDIT COMMITTEE CHARTER	A-1
APPENDIX B: AMENDED AND RESTATED 2004 STOCK INCENTIVE PLAN	B-1

MEMORY PHARMACEUTICALS CORP.

PROXY STATEMENT FOR THE
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JULY 28, 2005

QUESTIONS AND ANSWERS ABOUT
THE PROXY MATERIALS AND THE 2005 ANNUAL MEETING OF STOCKHOLDERS

Q:	Why am I receiving these materials?

A:    The Board of Directors (the “Board”) of Memory Pharmaceuticals Corp., a Delaware corporation (which may be referred to in this proxy statement as “we”, “us”, “our”, the “Company” or “Memory Pharmaceuticals”), is providing these proxy materials to you in connection with our 2005 Annual Meeting of Stockholders (the “2005 Annual Meeting”), which will take place on July 28, 2005. As a stockholder, you are invited to attend the 2005 Annual Meeting and are entitled and requested to vote on the items of business described in this proxy statement (the “Proxy Statement”). This Proxy Statement and accompanying proxy card or voting instruction card are being mailed on or about June 28, 2005 to all stockholders entitled to vote at the 2005 Annual Meeting.

Q:	What information is contained in this Proxy Statement?

A:    The information included in this Proxy Statement relates to the proposals to be voted on at the 2005 Annual Meeting, the voting process, the compensation of directors and the most highly paid executive officers, beneficial ownership of the Company, and certain other required information.

Q:	What items of business will be voted on at the 2005 Annual Meeting?

A:    The items of business scheduled to be voted on at the 2005 Annual Meeting are:

•	The election of three Class I directors for a term expiring on the date of our 2008 Annual Meeting of Stockholders, or at such time as their successors have been duly elected and qualified.

•	The approval of an amendment to our 2004 Stock Incentive Plan (the “2004 Plan”) to (i) increase the number of shares of our common stock reserved for issuance under the 2004 Plan by 775,000 shares and (ii) allow for an increase in the number of shares available for issuance annually under the “Evergreen” provision of the 2004 Plan.

•	The approval of a one-time waiver of Section 4.1(d) of the 2004 Plan to enable James R. Sulat, our President and Chief Executive Officer, to receive stock options, in 2005, to purchase an aggregate of 1,025,000 shares of our common stock.

•	The ratification of the appointment of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2005 (the “2005 Fiscal Year”).

We will also consider other business that properly comes before the 2005 Annual Meeting.

Q:	How does the Board recommend that I vote?

A:    Our Board recommends that you vote your shares “FOR” the nominees to the Board, “FOR” the proposed amendment to the 2004 Plan, “FOR” the proposed one-time waiver of Section 4.1(d) of the 2004 Plan, and “FOR” the ratification of the appointment of KPMG LLP as our independent auditors for the 2005 Fiscal Year.

Q:	Who is entitled to vote at the 2005 Annual Meeting?

A:    Only stockholders of record at the close of business on June 15, 2005 are entitled to vote at the 2005 Annual Meeting. We refer to this date as our “Record Date.”

You may vote all shares of Memory Pharmaceuticals’ common stock owned by you as of the Record Date, including (1) shares that are held directly in your name as the stockholder of record, and (2) shares held for you as the beneficial owner through a broker, trustee or other nominee, such as a bank.

On the Record Date we had 20,806,442 shares of common stock issued and outstanding.

Q:	What are the voting rights of the Company’s holders of common stock?

A:    Each outstanding share of the Company’s common stock on the Record Date will be entitled to one vote on each matter considered at the meeting.

Q:	What is the difference between holding shares as a stockholder of record and holding shares as a beneficial owner?

A:    Most of our stockholders hold their shares through a broker or other nominee rather than directly in their own name. We have summarized below some of the distinctions between being a stockholder of record and being a beneficial owner:

Stockholder of Record

If your shares are registered directly in your name with our transfer agent, American Stock Transfer and Trust Company, you are considered, with respect to those shares, the stockholder of record, and these proxy materials are being sent to you directly by Memory Pharmaceuticals. As a stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the 2005 Annual Meeting. We have enclosed a proxy card for you to use.

Beneficial Owner

If your shares are held in a brokerage account or by another nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials, together with a voting instruction card, are being forwarded to you by your broker or other nominee. As a beneficial owner, you have the right to direct your broker, trustee or nominee how to vote and are also invited to attend the 2005 Annual Meeting.

Since a beneficial owner is not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the 2005 Annual Meeting. Your broker, trustee or nominee has enclosed or has previously provided voting instructions for you to use in directing the broker, trustee or nominee how to vote your shares.

Q:	How can I attend the 2005 Annual Meeting?

A:    You are entitled to attend the 2005 Annual Meeting only if you were a stockholder or joint holder of our common stock as of the close of business on the Record Date or you hold a valid proxy for the 2005 Annual Meeting. You should be prepared to present photo identification for admittance. A list of stockholders eligible to vote at the 2005 Annual Meeting will be available for inspection at the 2005 Annual Meeting and for a period of ten days prior to the 2005 Annual Meeting, during regular business hours, at our principal executive office, which is located at 100 Philips Parkway, Montvale, New Jersey 07645.

If you are not a stockholder of record but hold shares through a broker or nominee (i.e., in street name), you should provide proof of beneficial ownership on the Record Date, such as your most recent account statement dated prior to June 15, 2005, a copy of the voting instruction card provided by your broker, trustee or nominee, or other similar evidence of ownership. If, upon request, you do not provide photo identification or comply with the other procedures outlined above, you will not be admitted to the 2005 Annual Meeting.

The 2005 Annual Meeting will begin promptly at 11:00 a.m., local time. Check-in will begin at 10:30 a.m., local time, and you should allow ample time for the check-in procedures.

Q:	How can I vote?

A:    Whether you hold shares directly as a stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the 2005 Annual Meeting.

You may vote by mail: If you are a stockholder of record of our common stock, you may submit your proxy by completing, signing and dating the enclosed proxy card and mailing it in the accompanying pre-addressed envelope. If you are a stockholder who holds shares beneficially in street name, you may vote by mail by completing, signing and dating the enclosed voting instruction card provided by your broker, trustee or nominee and mailing it in the accompanying pre-addressed envelope.

You may vote by telephone or over the Internet: If you are a stockholder of record, you may vote by telephone or over the Internet by following the instructions included on the proxy card. If you vote by telephone or over the Internet, you do not have to mail in your proxy card. Internet and telephone voting are available 24 hours a day. Votes submitted through the Internet or by telephone must be received by 11:59 p.m. EDT on July 27, 2005. If your shares are held in street name, you may also be able to vote your shares by telephone or over the Internet. A large number of banks and brokerage firms participate in a program that offers telephone and Internet voting options. If your shares are held in an account at a bank or brokerage firm that participates in this program, they will provide you with a voting form that includes instructions on how to vote your shares by telephone or over the Internet.

You may vote in person at the 2005 Annual Meeting: Shares held in your name as the stockholder of record may be voted in person at the 2005 Annual Meeting. Shares held beneficially in street name may be voted in person only if you obtain a legal proxy from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares. Even if you plan to attend the 2005 Annual Meeting, we recommend that you also submit your proxy or voting instructions as described above so that your vote will be counted if you later decide not to attend the 2005 Annual Meeting.

Q:	How are my votes cast when I return a proxy card?

A:    When you sign the proxy card or submit your proxy by telephone or over the Internet, you appoint Tony Scullion, our Executive Chairman of the Board, and Jzaneen Lalani, our Vice President, Legal Affairs and Corporate Secretary, as your representative at the 2005 Annual Meeting. Either Mr. Scullion or Ms. Lalani will vote your shares at the 2005 Annual Meeting as you have instructed them on the proxy card. Mr. Scullion and Ms. Lalani are also entitled to appoint a substitute to act on their behalf.

Q:	Can I change my vote?

A:    Yes. You may change your vote at any time prior to the vote at the 2005 Annual Meeting. If you are the stockholder of record, you may change your vote by granting a new proxy bearing a later date (which automatically revokes the earlier proxy), by providing a written notice of revocation to our Corporate Secretary prior to your shares being voted, or by attending the 2005 Annual Meeting and voting in person. Attendance at the 2005 Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically so request or if you cast a new vote. For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker, trustee or nominee, or, if you have obtained a legal proxy from your broker, trustee or nominee giving you the right to vote your shares, by attending the 2005 Annual Meeting and voting in person. You may also change your vote at any time prior to 11:59 p.m. EDT on July 27, 2005 by voting over the Internet or by telephone, if you are a stockholder of record or if your shares are held in street name and your bank or brokerage firm offers telephone and Internet voting options. If you change your vote, your latest telephone or Internet proxy is counted.

Q:	Who can help answer my questions?

A:    If you have any questions about the 2005 Annual Meeting or how to vote or revoke your proxy, you should contact our Corporate Secretary, Jzaneen Lalani at (201) 802-7100. If you need additional copies of this Proxy Statement or voting materials, please contact our Investor Relations Department at (201) 802-7100.

Q:	Is my vote confidential?

A:    Proxy cards, ballots and voting instructions and tabulations that identify individual stockholders will be tabulated by ADP-ICS and will be handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Memory Pharmaceuticals or to third parties, except: (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote and (3) to facilitate a successful proxy solicitation.

Q:	How many shares must be present or represented to conduct business at the 2005 Annual Meeting?

A:    The quorum requirement for holding the 2005 Annual Meeting and transacting business is that holders of a majority of shares of Memory Pharmaceuticals’ common stock entitled to vote must be present in person or represented by proxy at the 2005 Annual Meeting. Both abstentions and broker non-votes are counted for the purpose of determining the presence of a quorum.

Q:	What if a quorum is not present at the 2005 Annual Meeting?

A:    If a quorum is not present or represented at the 2005 Annual Meeting, the stockholders present or represented at the meeting and entitled to vote, although less than a quorum, or if no stockholder is present, any officer entitled to preside or to act as secretary of such meeting, may adjourn the 2005 Annual Meeting until a quorum is present or represented. The time and place of the adjourned meeting will be announced at the time the adjournment is taken and no other notice will be given, unless the adjournment is for more than 30 days from the date of the original meeting or a new record date is set for the adjourned meeting.

Q:	How are votes counted?

A:    In the election of the directors, you may vote “FOR” a nominee or you may “WITHHOLD AUTHORITY” with respect to a nominee.

For the other items of business, you may vote “FOR,” “AGAINST” or “ABSTAIN.” If you “ABSTAIN,” the abstention has the same effect as a vote “AGAINST.” If you provide specific instructions with regard to certain items, your shares will be voted as you instruct on such items. If you sign your proxy card or voting instruction card without giving specific instructions, your shares will be voted in accordance with the recommendations of the Board (in the case of the 2005 Annual Meeting, “FOR” the three nominees to the Board, “FOR” the proposed amendment to the 2004 Plan, “FOR” the proposed one-time waiver of Section 4.1(d) of the 2004 Plan, “FOR” the ratification of the independent auditors, and in the discretion of the proxy holders on any other matters that properly come before the 2005 Annual Meeting).

Q:	What vote is required to approve each of the proposals?

A:    The affirmative vote of a plurality of the shares of common stock present in person or represented by proxy and entitled to vote at the 2005 Annual Meeting is required to elect the three nominees to the Board. In the election of the directors, the nominees receiving the highest number of “FOR” votes at the 2005 Annual Meeting will be elected. A properly executed proxy marked “WITHHOLD AUTHORITY” with respect to a nominee will not be voted with respect to that nominee, although it will be counted for purposes of determining whether there is a quorum.

The affirmative vote of a majority of the shares of common stock present in person or represented by proxy and entitled to vote at the 2005 Annual Meeting is required to approve the proposed amendment to the 2004 Plan, to approve the proposed one-time waiver of Section 4.1(d) of the 2004 Plan and to ratify the appointment of KPMG LLP as our independent auditors for the 2005 Fiscal Year. If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute “broker non-votes.” Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and such instructions are not given. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal. Thus, broker non-votes will not affect the outcome of any matter being voted on at the meeting, assuming that a quorum is obtained. Abstentions have the same effect as votes against the matter.

Q:	What happens if a nominee is unable to stand for election?

A:    If a nominee is unable to stand for election, the Board may either reduce the number of directors to be elected or substitute a nominee. If a substitute nominee is selected, the proxy holders, Mr. Scullion and Ms. Lalani, will vote your shares for the substitute nominee, unless you have withheld authority.

Q:	What happens if additional matters are presented at the 2005 Annual Meeting?

A:    Other than the four items of business described in this Proxy Statement, we are not aware of any other business to be acted upon at the 2005 Annual Meeting. If you grant a proxy, the persons named as proxyholders, Mr. Scullion and Ms. Lalani, will have the discretion to vote your shares on any additional matters properly presented for a vote at the 2005 Annual Meeting.

Q:	Who will serve as inspector of elections?

A:    The inspector of elections will be a representative of ADP-ICS.

Q:	What should I do if I receive more than one set of voting materials?

A:    You may receive more than one set of voting materials, including multiple copies of this Proxy Statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive.

Q:	Who will bear the cost of soliciting votes for the 2005 Annual Meeting?

A:    Memory Pharmaceuticals is making this solicitation and will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers and employees. These individuals will not receive any additional compensation for such solicitation activities. Upon request, we will also reimburse brokerage houses and other custodians, nominees and fiduciaries for forwarding proxy and solicitation materials to stockholders.

Q:	Where can I find the voting results of the 2005 Annual Meeting?

A:    We intend to announce preliminary voting results at the 2005 Annual Meeting and publish final results in our quarterly report on Form 10-Q for the third quarter of the 2005 Fiscal Year.

Q:	What if I have questions for Memory Pharmaceuticals’ transfer agent?

A:    Please contact our transfer agent, at the phone number or address listed below, with questions concerning stock certificates, transfer or ownership or other matters pertaining to your stock account.

American Stock Transfer and Trust Company
6201 15th Avenue, 3rd Floor
Brooklyn, New York 11219-5498
Telephone: 1-800-937-5449

Q:	What is the deadline for submitting proposals for inclusion in Memory Pharmaceuticals’ proxy statement for the 2006 Annual Meeting of Stockholders?

A:    Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, stockholders may present proper proposals for inclusion in our proxy statement relating to, and for consideration at, the 2006 Annual Meeting of Stockholders (the “2006 Annual Meeting”), by submitting their proposals to us in a timely manner. Such proposals will be so included if they are received in writing at our principal executive office not later than February 28, 2006 and if they otherwise comply with the requirements of Rule 14a-8.

Q:	What is the deadline to submit proposals for consideration at the 2006 Annual Meeting or to nominate individuals to serve as directors?

A:    To be considered at our 2006 Annual Meeting, nominations of persons for election to our Board and/or proposals for business to be conducted at the meeting must be properly submitted and received by us, in accordance with the provisions of our Amended and Restated Bylaws, no later than April 29, 2006 and no earlier than March 30, 2006. For more information on how to properly submit proposals, see the section titled “Requirements, Including Deadlines, for Submission of Proxy Proposals, Nomination of Directors and Other Business of Stockholders” at the end of this Proxy Statement. You may contact the Corporate Secretary of Memory Pharmaceuticals, at our principal executive office, for a copy of the relevant provisions of our Amended and Restated Bylaws regarding the requirements for making stockholder proposals and nominating director candidates.

PROPOSAL ONE: ELECTION OF DIRECTORS

Our Board consists of nine members and is divided into three classes. Each class holds office for a term of three years. This year’s nominees for director, Robert I. Kriebel, Michael E. Meyers and James R. Sulat, were nominated by the Board for a term of three years expiring on the date of our 2008 Annual Meeting of Stockholders or at such time as their respective successors are duly elected and qualified.

Each of Messrs. Kriebel, Meyers and Sulat are currently directors of the Company. As provided under his employment agreement, Mr. Sulat was appointed to the Board on May 17, 2005.

If any of the candidates should become unavailable for election, the shares represented by the proxies solicited for the 2005 Annual Meeting will be voted for such substitute nominee as may be determined by the Board. The Board has no reason to expect that any of Messrs. Kriebel, Meyers or Sulat will not be a candidate for director at the 2005 Annual Meeting. In voting for directors, for each share of common stock held as of the Record Date, stockholders are entitled to cast one vote in favor of the candidate, or to withhold authority from voting for the candidate. Unless a stockholder requests that voting of the proxy be withheld for the nominee for director by so directing on the proxy card, the shares represented by the accompanying proxy will be voted “FOR” the election of each of Messrs. Kriebel, Meyers and Sulat as directors.

The election of a director requires the affirmative vote of a plurality of the shares of common stock present or represented and entitled to vote at the 2005 Annual Meeting.

Certain information concerning the nominees and those directors whose terms of office will continue following the 2005 Annual Meeting is set forth below.

Recommendation of the Board of Directors

The Board of Directors recommends that the stockholders vote FOR Proposal One.

The following table sets forth information as of June 28, 2005 with respect to our directors and nominees for election at the 2005 Annual Meeting.

Name	Age	Position
Tony Scullion	54	Executive Chairman
James R. Sulat	54	President, Chief Executive Officer and Director
David A. Lowe, Ph.D.	58	Chief Scientific Officer and Director
Anthony B. Evnin, Ph.D.	64	Director
Jonathan Fleming	47	Director
Walter Gilbert, Ph.D.	73	Director
Robert I. Kriebel	62	Director
Michael E. Meyers, M.P.H.	37	Director
Peter F. Young	55	Director

Nominees Standing for Election for the Term Expiring in 2008 — Class I Directors

Robert I. Kriebel has served as one of our directors since December 2004. From 2002 to 2005, Mr. Kriebel was Senior Vice President and Chief Financial Officer of Neose Technologies, Inc., a biopharmaceutical company. From 1991 through 1999, he held various positions at U.S. Bioscience, Inc., most recently as Executive Vice President, Chief Financial Officer and Director. From 1974 to 1990, Mr. Kriebel held various positions with Aventis Inc. (formerly Rhone-Poulenc Rorer Inc.). From 1987 to 1990, he was Vice President and Controller of Armour Pharmaceutical Company, a subsidiary of Rorer Group Inc. In 1986, Mr. Kriebel was Vice President — Investor Relations of Rorer Group Inc. and from 1979 to 1985, he was Treasurer of Rorer Group Inc. Mr. Kriebel has a B.S. in economics from Roanoke College.

Michael E. Meyers, M.P.H. has served as one of our directors since March 2002. Mr. Meyers has served as a Managing Partner of Trivium Capital Management LLC, a money management firm in New York since May 2002. From 2000 to 2003, Mr. Meyers served as a Managing Director and Partner of Global Biomedical

Partners, a life sciences venture capital firm. From 1997 to 2000, Mr. Meyers served as Director, Biotechnology and Pharmaceutical Investment Banking at Merrill Lynch & Co. From 1993 to 1997, Mr. Meyers served as Vice President, Health Care Investment Banking at Cowen & Company. Mr. Meyers holds an A.B. in Biology from Brandeis University and a Master of Public Health in Health Policy and Management with Highest Honors from Columbia University.

James R. Sulat has served as our President and Chief Executive Officer and as one of our directors since May 2005. From May 2003 to February 2004, Mr. Sulat was the Senior Executive Vice President of Moore Wallace Incorporated. Following the acquisition of Moore Wallace by R.R. Donnelley and Sons Company in February 2004, Mr. Sulat became Chief Financial Officer of R.R. Donnelley and served in this position until May 2004. From 1998 to 2003, Mr. Sulat served as Vice President and Chief Financial Officer of Chiron Corporation, a major biotechnology company, where his responsibilities included business development and investor relations, in addition to the financial management functions of the company. From 1993 to 1997, Mr. Sulat was the Chief Financial Officer of Stanford Health Services, the clinical healthcare delivery arm of the Stanford University Medical Center. In November 1997, Stanford Health Services merged with the clinical care facilities of the University of California, San Francisco, and Mr. Sulat served as the Treasurer of the merged entity, UCSF Stanford Health Care, until joining Chiron Corporation. Mr. Sulat is a director of Maxygen, Inc., a developer of protein therapeutics, and Intercell AG, a developer of vaccines for the prevention and treatment of major infectious diseases that is listed on the Vienna Stock Exchange. Mr. Sulat holds a B.S. from Yale University, an MBA from Stanford University and an M.S. in health services administration from Stanford University.

Directors Whose Terms Expire in 2006 — Class II Directors

Anthony B. Evnin, Ph.D. has served as one of our directors since December 1998. Since 1975 he has served as a general partner of Venrock Associates and other Venrock venture capital partnerships. Dr. Evnin serves as a director of Icagen, Inc, a biopharmaceutical company focused on the development of small molecule drugs that target ion channels, and Renovis, Inc., a biopharmaceutical company developing drugs to treat neurological diseases and disorders. Dr. Evnin is also a member of the board of directors of several private companies. Dr. Evnin holds an A.B. from Princeton University and a Ph.D. in Chemistry from Massachusetts Institute of Technology.

David A. Lowe, Ph.D. has served as our Chief Scientific Officer since October 2004 and as one of our directors since April 2005. From 2002 to 2004, Dr. Lowe served as Executive Vice President and Chief Scientific Officer at Fidelity Biosciences Group, a division of Fidelity Investments, where he was responsible for evaluating private equity investment opportunities in early- and mid-stage biopharmaceutical companies, focusing primarily on companies that target central nervous system diseases. During this time, Dr. Lowe also served as President and Chief Executive Officer of EnVivo Pharmaceuticals Inc., a drug-discovery company financed by Fidelity Biosciences. From 2000 to 2002, Dr. Lowe served as Vice President and Therapeutic Area Head, Central Nervous System at Roche Bioscience. From 1995 to 2000, Dr. Lowe served as Vice President and Global Head of Central Nervous System Research, Pharmaceutical Division at Bayer AG. Dr. Lowe is the author/co-author of more than fifty scientific publications and is listed as an inventor on several pending patent applications. Dr. Lowe received his B.Sc. (Hons.) from the University of Bristol in 1967 and his Ph.D. in Neurobiology from the University of Leeds in 1972.

Peter F. Young has served as one of our directors since September 2004. Mr. Young has over 25 years experience in senior commercial, general management, and development positions in the global pharmaceutical industry. Since 1999, Mr. Young has served as President and Chief Executive Officer of AlphaVax, Inc., a biotechnology company that is developing a vaccine technology. From 1985 to 1999, Mr. Young was with Glaxo Wellcome, where he led the growth of Glaxo’s HIV portfolio, first as Vice-President, HIV & Opportunistic Infection Therapeutic Development & Product Strategy and then as Vice-President, HIV & Hepatitis, Global Commercial Development. He previously held various management positions with Abbott International and Glaxo, both internationally and in the United States. Mr. Young holds a B.A and an MBA from Indiana University.

Directors Whose Terms Expire in 2007 — Class III Directors

Jonathan J. Fleming is one of our co-founders and served as the Chairman of our Board of Directors from January 1998 to May 2005. Mr. Fleming is the Managing Partner of Oxford Bioscience Partners, a venture capital firm specializing in life science technology. Prior to joining Oxford Bioscience in 1996, he served as a Founding Partner of MVP Ventures in Boston, Massachusetts. Mr. Fleming is a member of the board of directors of Imcor Pharmaceutical Co. (formerly Photogen Technologies, Inc.), a specialty pharmaceutical company focused on developing medical imaging pharmaceutical products. He is also chairman of the board of directors of BioProcessors Corporation and Dynogen Corporation, which are privately-held corporations and is a director of eight other privately-held companies, including Leerink Swann & Company, a Boston-based investment bank specializing in health care companies. Mr. Fleming is a Trustee of the Museum of Science in Boston and is a Senior Lecturer at MIT’s Sloan School of Management. Mr. Fleming holds a B.A. from the University of California, Berkeley and a Master’s in Public Administration from Princeton University.

Walter Gilbert, Ph.D. is one of our co-founders and has served as one of our directors and as a member of our Scientific Advisory Board since our inception. Since 2002, Dr. Gilbert has served as a managing director and general partner of BioVentures Investors II, a venture capital firm. Since 1985, Dr. Gilbert has also served as the Carl M. Loeb University Professor at Harvard University. Dr. Gilbert was awarded the Nobel Prize in Chemistry in 1980 for his contributions to the development of DNA sequencing methodology. He was a founder of Biogen, Inc. and its Chairman and CEO from 1981 to 1985. Dr. Gilbert was also a co-founder of Myriad Genetics, Inc., where he has been a director since 1992 and is currently its Vice-Chairman of the board of directors. Dr. Gilbert also serves as a director of TransKaryotic Therapies Inc., a biopharmaceutical company focused on developing products for the treatment of rare diseases, and six privately-held companies. He has held professorships at Harvard University in the departments of Physics, Biophysics, Biology, Biochemistry and Molecular Biology, and Molecular and Cellular Biology. Among other honors he was elected a Member of the National Academy of Science in 1976.

Tony Scullion has served as our Executive Chairman since May 2005. From September 2001 to May 2005, Mr. Scullion served as our Chief Executive Officer and from April 2005 to May 2005, as our President and Chief Executive Officer. Mr. Scullion has served as one of our directors since 2001. From 1993 to 2001, Mr. Scullion served as Vice President and Head, Global Business Development at GlaxoWellcome PLC and its predecessor, Glaxo PLC. Mr. Scullion served as a member of the Management Committee and the Commercial Operations Committee at GlaxoWellcome PLC. From 1979 to 1993, Mr. Scullion was at Pfizer Inc. and his positions included Executive Director, Strategic Planning and Operations, Japan. In addition, while at Pfizer he led a staff responsible for international pre-launch planning and launch and post-launch strategic marketing. He also held operational and line management positions with responsibility for businesses in Asia Pacific and served as the head of the marketing division of the United Kingdom business. Prior to his position with Pfizer, Mr. Scullion spent four years at HoechstRoussel AG, which is now part of Aventis Pharmaceuticals Inc., where he held various management positions. Mr. Scullion started his career with Pfizer Inc. in discovery research. Mr. Scullion holds a B.Sc. in Physiology from the University of London and a Master’s of Science in Pharmacology and is a Member of the Chartered Institute of Marketing. Mr. Scullion is also a member of the board of directors of Dynogen Pharmaceuticals, Inc., a privately-held corporation, and a member of the board of directors of the Biotechnology Council of New Jersey.

Director Independence

The Board has determined that each of Messrs. Fleming, Meyers, Kriebel and Young and each of Drs. Evnin and Gilbert is an “independent director” as defined in Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards (each an “Independent Director”).

Attendance at Board and Committee Meetings

Our Board held seven meetings and acted by unanimous written consent two times during 2004. Each director attended or participated in 75% or more of the meetings of the Board and the meetings of committees of the Board on which such director served during 2004. While the Board has not adopted a formal policy regarding director attendance at annual meetings of stockholders, the Board has scheduled one of its quarterly meetings on the day of the 2005 Annual Meeting and the Board plans to continue this practice in the future. Our directors, therefore, are encouraged to attend our annual meetings of stockholders. We did not hold an annual meeting of stockholders in 2004.

Committees of the Board of Directors

The Board has a standing Audit Committee, Compensation Committee and Nominations Committee, each of which is comprised of Independent Directors. The following lists the members of each committee as well as the primary responsibilities of each committee.

Audit Committee

The Audit Committee, currently comprised of Messrs. Kriebel (Chairman) and Young, and Drs. Gilbert and Evnin, held five meetings and acted by unanimous written consent one time during the year ended December 31, 2004. Mr. Kriebel was appointed to the Audit Committee on December 16, 2004 and Mr. Young was appointed to the Audit Committee on September 28, 2004. The Board has determined that each member of the Audit Committee is an “independent director” as defined in Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards and that Mr. Kriebel is an “audit committee financial expert,” as such term is defined in Item 401(h) of Regulation S-K.

The Audit Committee is responsible for the oversight of: our accounting and financial reporting principles and policies and our internal controls and procedures; our financial statements and financial information to be provided to our stockholders; the independence, qualifications and performance of our independent auditors and the independent audit; our disclosure controls and procedures and our code of ethics; the review of the financial, investment and risk management policies that we follow in operating our business activities; and our compliance with legal and regulatory requirements. Our independent auditor reports directly to the Audit Committee and the Audit Committee is directly responsible for the appointment, compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting). The Audit Committee also has the authority to retain independent legal, accounting or other advisors. The Audit Committee has established procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters. The Audit Committee works closely with management as well as with our independent auditors. The Audit Committee operates pursuant to a charter, which has been duly adopted by the Board. A copy of the charter is attached to this Proxy Statement and is available on our website at www.memorypharma.com under the “Investors” tab.

Compensation Committee

The Compensation Committee, currently comprised of Messrs. Fleming (Chairman) and Meyers and Dr. Evnin, held four meetings and acted by unanimous written consent four times during the year-ended December 31, 2004. Dr. Evnin was appointed to the Compensation Committee on December 16, 2004. The Compensation Committee is responsible for reviewing, approving and making recommendations to the Board with respect to: the compensation of our directors, our Chief Executive Officer and our other executive officers; and the adoption, modification or termination of incentive-compensation plans and equity-based plans. The Compensation Committee also oversees the administration of our equity-based plans, which includes interpreting the terms thereof and granting options and making stock awards thereunder.

The Compensation Committee also has the authority to commission compensation surveys and to retain consultants to assist in evaluating executive officer compensation. The Compensation Committee has the authority to retain independent legal, accounting or other advisors. The Compensation Committee operates pursuant to a charter, which has been duly adopted by the Board. A copy of the charter is available on our website at www.memorypharma.com under the “Investors” tab.

Nominations Committee

The Nominations Committee, currently comprised of Mr. Fleming and Dr. Evnin, met two times during the year ended December 31, 2004. The Nominations Committee is responsible for: reviewing with the Board, on an annual basis, the requisite skills and criteria for new Board members as well as the composition of the Board as a whole; identifying and nominating Board members; recommending to the Board the directors to be appointed to each committee of the Board and as the Chair of each committee; and overseeing an annual self-evaluation of the Board.

The Nominations Committee has the authority to retain search firms to be used to identify director nominees and also has the authority to retain independent legal, accounting or other advisors. The Nominations Committee operates pursuant to a charter, which has been duly adopted by the Board. A copy of the charter is available on our website at www.memorypharma.com under the “Investors” tab.

Director Qualifications and Director Nomination Process

Qualifications for Director Candidates

The Nominations Committee and the Board do not believe that it is in our best interests to establish rigid criteria for the selection of prospective director candidates. Rather, the Nominations Committee and the Board recognize that the challenges and needs we face will change over time and, accordingly, believe that the selection of director candidates should be based on skill sets relevant to the issues we face or are likely to face at the time of nomination. As a result, the priorities and emphasis of the Nominations Committee and of the Board may change from time to time to take into account changes in business and other trends, and the portfolio of skills and experience of current and prospective members of our Board. At the same time, the Nominations Committee and the Board strongly believe that we benefit from diversity in age, skills, background and experience. We therefore seek director candidates who, in addition to general management experience and business knowledge, possess an expertise in one or more of the following areas: business, medicine, scientific research, drug discovery and development, health care, pharmaceuticals, finance, law, corporate governance, risk assessment, and investor relations. In addition, there are certain general attributes that the Nominations Committee and the Board believe all prospective director candidates must possess in order to be recommended to the Board, including:

•	a commitment to professional integrity and ethics;

•	demonstrated leadership ability and the ability to exercise sound business judgment;

•	independence from conflict or direct economic relationship with the Company; and

•	a willingness to devote the required amount of time to attend Board and committee meetings and to otherwise carry out the duties and responsibilities of Board membership.

Other than the foregoing, there are no stated minimum criteria for director candidates. The Nominations Committee will ensure that at all times, at least a majority of the members of our Board meet the definition of “independent director” under the Nasdaq Stock Market qualification standards and that director candidates also meet the specific requirements set forth in the rules of the Nasdaq Stock Market and in the rules of the Securities and Exchange Commission (SEC) regarding membership on a committee of the Board.

In considering re-nomination criteria, the Nominations Committee reviews each director’s past attendance at meetings and participation in and contributions to the activities of the Board, as well as whether the director’s qualifications and skills are consistent with the Company’s current needs and whether the director is willing to continue in service. If any member of our Board does not wish to continue in service or if our Board decides not to nominate a member for re-election, the Nominations Committee will identify the skills and experience desired in a new director candidate.

Identification and Evaluation of Director Candidates

The Nominations Committee uses a variety of methods for identifying director candidates. The Nominations Committee may receive suggestions for potential director candidates from current members of the Board, our executive officers or other sources, which may be either unsolicited or in response to requests from the Nominations Committee for such candidates. The Nominations Committee may also, from time to time, engage firms that specialize in identifying and evaluating potential director candidates. As described below, the Nominations Committee will also consider candidates recommended by stockholders.

The Nominations Committee regularly assesses the appropriate size and composition of the Board as a whole, the needs of the Board and the respective committees of the Board, and the qualification of director candidates in light of these needs. Once an individual has been identified by the Nominations Committee as a potential director candidate, the Nominations Committee makes an initial determination as to whether to conduct a full evaluation of the prospective director candidate based upon various factors, including, but not limited to: the information submitted with the nomination, the Board’s own knowledge of the prospective director candidate, and whether the prospective director candidate could satisfy the minimum criteria established by the Nominations Committee. The Nominations Committee then decides whether to do a comprehensive evaluation of a prospective director candidate, which includes one or more interviews with the candidate. In addition, the Nominations Committee may contact one or more references provided by the candidate or may contact other members of the business community or other persons that may have greater first-hand knowledge of the candidate’s accomplishments. After completing its evaluation, the Nominations Committee makes its recommendation to the full Board as to any person it determines should be considered by the Board. The Board then considers and designates its nominees.

Stockholder Recommendations of Director Candidates

The Nominations Committee does not have a formal policy regarding consideration of director candidates recommended by stockholders. The Nominations Committee will consider director candidates suggested by our stockholders, provided that the recommendations are made in accordance with the procedures required under our Amended and Restated Bylaws and described in this Proxy Statement in the section titled “Requirements, Including Deadlines, for Submission of Proxy Proposals, Nomination of Directors and Other Business of Stockholders.” Stockholder nominees whose nominations comply with these procedures and who meet the criteria outlined above will be evaluated by the Nominations Committee in the same manner as the Nominations Committee’s nominees.

Stockholder Communication with the Board of Directors

Stockholders may communicate with the Board by sending a letter to Memory Pharmaceuticals Corp. Board of Directors c/o Corporate Secretary, 100 Philips Parkway, Montvale, New Jersey 07645. The Corporate Secretary will receive and review all correspondence and forward it to the Executive Chairman, the Chairman of the Audit Committee or to any individual director or directors to whom the communication is directed, as appropriate. Notwithstanding the above, the Corporate Secretary has the authority to discard or disregard any communication that is unduly hostile, threatening, illegal or otherwise inappropriate, or to take any other appropriate actions with respect to such communications.

Board and Committee Fees

The non-employee members of our Board are reimbursed for travel, lodging and other reasonable expenses incurred in connection with their attendance at Board or committee meetings. In addition, our non-employee directors receive cash compensation for their service on the Board and its committees as described below. All quarterly fees are payable at the end of each calendar quarter.

Board of Directors

Each of our non-employee directors receives a quarterly fee of $3,000. During 2004 and through May 17, 2005 (the date Mr. Scullion was appointed Executive Chairman), our non-employee Chairman received an additional $3,000 per calendar quarter. Each of our non-employee directors also receives $1,000 for each regular or special Board of Directors’ meeting attended by such director in person, or $500 for each regular or special Board of Directors’ meeting attended by such director by teleconference.

Audit Committee

In addition to receiving fees for service as a director, each member of the Audit Committee receives $2,500 per calendar quarter and the Chairman of our Audit Committee also receives $5,000 per calendar quarter. Each member of the Audit Committee also receives $2,000 for each regular or special Audit Committee meeting attended by such member in person, or $1,000 for each regular or special Audit Committee meeting attended by such member by teleconference.

Compensation Committee

In addition to receiving fees for service as a director, each member of the Compensation Committee receives $625 per calendar quarter and the Chairman of our Compensation Committee also receives $2,500 per calendar quarter. Each member of the Compensation Committee also receives $1,000 for each regular or special Compensation Committee meeting attended by such member in person, or $500 for each regular or special Compensation Committee meeting attended by such member by teleconference.

Nominations Committee

In addition to receiving fees for service as a director, each member of the Nominations Committee receives an additional $250 per calendar quarter and the Chairman of our Nominations Committee also receives $1,250 per calendar quarter. Each member of the Nominations Committee also receives $500 for each regular or special Nominations Committee meeting attended by such member in person, or $250 for each regular or special Nominations Committee meeting attended by such member by teleconference.

Stock Option Grants

The 2004 Plan provides a Formula Option Grant program for non-employee directors. Pursuant to this program, upon joining our Board, a non-employee director receives a stock option grant to purchase 20,000 shares of our common stock at an exercise price equal to the fair market value of our common stock on that date (the “Initial Grant”). The Initial Grant vests over three years, with the first 33% vesting on the first anniversary of the grant date and the remainder vesting every three months thereafter. In addition, our non-employee directors who have served as directors for at least six months, receive an additional automatic stock option grant to purchase 10,000 shares of our common stock on the date of our annual meeting of stockholders. Such stock options are granted at an exercise price equal to the fair market value of our common stock on that date (the “Subsequent Grant”). The Subsequent Grant will vest in one installment on the first anniversary of the grant date.

Each director who served as such on the effective date of our initial public offering, automatically received a stock option grant to purchase 20,000 shares of our common stock at an exercise price of $8.40 per share, the fair market value of our common stock on that date. The stock option vests over three years, with one-third of the shares of common stock subject to the stock option vesting on the first anniversary of the grant date and the remainder vesting every three months thereafter.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information known to us with respect to the beneficial ownership of our common stock as of June 15, 2005 by (1) each of our directors, (2) each of our Named Executive Officers (as defined below), (3) all of our directors and executive officers as a group, and (4) each person (or group of affiliated persons) known by us to be the beneficial owner of more than 5% of our common stock.

Beneficial ownership and percentage ownership are determined in accordance with the rules of the SEC. This information does not necessarily indicate beneficial ownership for any other purpose. Under these rules, the number of shares of common stock deemed outstanding includes shares issuable upon the exercise of stock options and warrants held by the respective person or group, which may be exercised or converted within 60 days of June 15, 2005. For purposes of calculating each person’s or group’s percentage ownership, stock options and warrants exercisable within 60 days of June 15, 2005 are included for that person or group but not the stock options or warrants of any other person or group. Percentage of beneficial ownership is based on 20,806,442 shares of common stock outstanding as of June 15, 2005.

Unless otherwise indicated and subject to applicable community property laws, to our knowledge, each stockholder named in the following table possesses sole voting and investment power over the shares listed, except for those jointly owned with that person’s spouse. Unless otherwise noted below, the address of each person listed on the table is c/o Memory Pharmaceuticals Corp., 100 Philips Parkway, Montvale, New Jersey 07645.

	Shares Beneficially Owned
Name of Beneficial Owner	Number of Shares	Percent (%)
Directors
Tony Scullion (1)	615,073	2.89
Anthony B. Evnin, Ph.D. (2) (12)	1,305,432	6.27
Jonathan Fleming (3) (11)	1,843,820	8.86
Walter Gilbert, Ph.D. (4)	141,607	*
Robert I. Kriebel	—	—
David A. Lowe, Ph.D. (5)	69,374	*
Michael E. Meyers, M.P.H. (6)	8,275	*
James R. Sulat	—	—
Peter F. Young	—	—

Named Executive Officers
Gardiner F.H. Smith (7)	116,311	*
Joseph M. Donabauer (8)	13,583	*
Axel J. Unterbeck, Ph.D. (9)	554,464	2.62
Dennis M. Keane	—	—
All directors and executive officers as a group (12 persons) (10)	4,130,350	19.18

Five Percent Stockholders
Oxford Bioscience Partners (11)	1,835,545	8.82
Venrock Associates (12)	1,297,157	6.23
AXA (13)	1,157,750	5.56
Biotechnology Value Fund, L.P. (14)	1,038,433	4.99

*	Represents less than 1%.

(1)	Includes 138,556 shares of common stock held by Tony Scullion and currently exercisable stock options to purchase 476,517 shares of common stock issuable to Mr. Scullion upon the exercise of stock options vested as of 60 days following June 15, 2005.

(2)	Includes 8,275 shares of common stock issuable to Anthony B. Evnin, Ph.D. upon the exercise of stock options vested as of 60 days following June 15, 2005.

(3)	Includes 8,275 shares of common stock issuable to Jonathan Fleming upon the exercise of stock options vested as of 60 days following June 15, 2005.

(4)	Includes 8,275 shares of common stock issuable to Walter Gilbert, Ph.D. upon the exercise of stock options vested as of 60 days following June 15, 2005. Also includes 66,666 shares of common stock held by Dr. Gilbert and 66,666 shares of common stock held by Dr. Gilbert’s spouse.

(5)	Represents 69,374 shares of common stock issuable to David A. Lowe upon the exercise of options vested as of 60 days following June 15, 2005.

(6)	Represents 8,275 shares of common stock issuable to Michael E. Meyers upon the exercise of stock options vested as of 60 days following June 15, 2005.

(7)	Represents 116,311 shares of common stock issuable to Gardiner F.H. Smith upon the exercise of stock options vested as of 60 days following June 15, 2005.

(8)	Includes 100 shares of common stock held by Joseph M. Donabauer and 13,483 shares of common stock issuable to Mr. Donabauer upon the exercise of stock options vested as of 60 days following June 15, 2005.

(9)	Includes 159,317 shares of common stock held by Axel J. Unterbeck, Ph.D., currently exercisable stock options to purchase 345,147 shares of common stock issuable to Dr. Unterbeck and 50,000 shares of common stock held by Dr. Unterbeck’s spouse.

(10)	Includes: Messrs. Fleming, Kriebel, Meyers, Scullion, Sulat, Young, Smith and Donabauer, Drs. Evnin, Gilbert and Lowe, and Ms. Jzaneen Lalani.

(11)	Based on a Schedule 13G filed with the SEC on February 14, 2005 (the “Oxford 13G”), by Oxford Bioscience Partners II L.P. (“OBP II”), Oxford Bioscience Partners (Bermuda) II Limited Partnership (“OBP Bermuda II”), Oxford Bioscience Partners (Adjunct) II L.P. (“OBP Adjunct II”), Oxford Bioscience Partners (GS-Adjunct) II L.P. (“OBP GS-Adjunct II”), Oxford Bioscience Partners II (Annex) L.P. (“OBP Annex II”). According to the Oxford 13G, OBP II is the owner of record of 357,715 shares, OBP Bermuda II is the owner of record of 267,844 shares, OBP Adjunct II is the owner of record of 100,306 shares, OBP GS-Adjunct II is the owner of record of 352,679 shares and OBP Annex II is the owner of record of 757,001 shares. By virtue of their relationship as affiliated limited partnerships, whose sole general partners share individual general partners, OBP II, OBP Adjunct II, OBP GS-Adjunct II, OBP Annex II and OBP Bermuda II may be deemed to share voting power and the power to direct the disposition of the shares of Common Stock which each partnership owns of record. OBP Management II (as the general partner of OBP II, OBP Adjunct II, OBP GS-Adjunct II and OBP Annex II), OBP Management Bermuda II (as the general partner of OBP Bermuda II) and OBP Bermuda II Ltd. (as the corporate general partner of OBP Management Bermuda II) may also be deemed to own beneficially the shares of OBP II, OBP Adjunct II, OBP GS-Adjunct II, OBP Annex II and OBP Bermuda II. Messrs. Fleming, Edmund M. Olivier, Cornelius T. Ryan and Alan G. Walton (the “Individual General Partners”) are general partners of both OBP Management II and OBP Management Bermuda II. Therefore, each of the Individual General Partners may be deemed to own beneficially the shares held by OBP II, OBP Adjunct II, OBP GS-Adjunct II, OBP Annex II and OBP Bermuda II; however, each Individual General Partner and each of the entities disclaims beneficial ownership of these shares except any shares held directly of record. Oxford Bioscience Partners is located at 222 Berkeley Street, Suite 1650, Boston, MA 02116.

(12)	Based on a Schedule 13G filed with the SEC on February 14, 2005 (the “Venrock 13G”) by Venrock Associates (“Venrock”), Venrock Associates II, L.P. (“Venrock II”), and Venrock Entrepreneurs Fund, L.P. (“Entrepreneurs Fund”). According to the Venrock 13G, Venrock owns 535,523 shares, Venrock II owns 747,401 shares and Entrepreneurs Fund owns 14,233 shares of our common stock. According to information provided by Venrock, Venrock Management LLC (“Management”) is the general partner of Entrepreneurs Fund and the members of Management are Dr. Evnin and Messrs. Michael C. Brooks, Eric S. Copeland, Bryan E. Roberts, Ray A. Rothrock, Anthony Sun and Michael F. Tyrrell (each a “Managing Member” and collectively, the “Managing Members”). According to information provided by Venrock, each Managing Member is also a general partner of each of Venrock and Venrock II. Management may be deemed to beneficially own the shares owned by Entrepreneurs Fund and the Managing Members may be deemed to beneficially own the shares owned by Venrock, Venrock II and

Entrepreneurs Fund, however, each entity and each Managing Member disclaims beneficial ownership of these shares except to the extent of his or its proportionate pecuniary interests therein. Venrock Associates is located at 30 Rockefeller Plaza, New York, New York 10112.

(13)	Based on a Schedule 13G filed with the SEC on February 14, 2005, by AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle, AXA Courtage Assurance Mutuelle (collectively, “Mutuelles AXA”), AXA and AXA Financial, Inc. AXA owns AXA Financial, Inc. which owns several subsidiaries, including Alliance Capital Management L.P. and which has sole power to vote and dispose of 1,157,750 of the shares. Mutuelles AXA is located at 26, rue Drouot, 75009 Paris, France. AXA is located at 25, avenue Matignon, 75008 Paris, France. AXA Financial, Inc. is located at 1290 Avenue of the Americas, New York, New York 10104.

(14)	Based on a Schedule 13G filed with the SEC on April 27, 2005 (the “BVF 13G”), by Biotechnology Value Fund, L.P. (“BVF”), Biotechnology Value Fund II, L.P. (“BVF2”), BVF Investments, L.L.C. (“Investments”), Investment 10, L.L.C. (“ILL10”), BVF Partners L.P. (“Partners”), and BVF Inc. (“BVF Inc.”). According to the BVF 13G, BVF beneficially owns 313,233 shares, BVF2 beneficially owns 197,700 shares, Investments beneficially owns 477,000 shares, and ILL 10 beneficially owns 50,500 shares. Also according to the 13G, beneficial ownership by Partners and BVF Inc. includes 1,038,433 shares. Pursuant to the operating agreement of Investments, Partners is authorized to invest the funds of Ziff Asset Management, L.P., the majority member of Investments, in the shares of our common stock and to vote and exercise dispositive power over those shares. Partners and BVF Inc. share voting and dispositive power over the shares of our common stock beneficially owned by BVF, BVF2, Investments and those owned by ILL10, on whose behalf Partners acts as an investment manager and, accordingly, Partners and BVF Inc. have beneficial ownership of all of the shares of our common stock owned by such parties. The principal business offices of Partners and BVF are located at 227 West Monroe Street, Suite 4800, Chicago, Illinois 60606.

INFORMATION CONCERNING EXECUTIVE OFFICERS

Set forth below is information regarding each of our executive officers as of June 28, 2005. Further information about Messrs. Scullion and Sulat and Dr. Lowe is presented under Proposal One.

Name	Age	Position
Tony Scullion	54	Executive Chairman
James R. Sulat	54	President, Chief Executive Officer and Director
David A. Lowe, Ph.D.	58	Chief Scientific Officer and Director
Gardiner F.H. Smith	44	Chief Business Officer
Joseph M. Donabauer	42	Vice President, Controller and Treasurer (Principal Financial and Accounting Officer)
Jzaneen Lalani	32	Vice President, Legal Affairs and Corporate Secretary

Gardiner F.H. Smith has served as our Chief Business Officer since May 2005 and served as our Vice President of Business Development from January 2002 to May 2005. From September 1997 until December 2001, Mr. Smith held a number of positions with Human Genome Sciences, with his last position being Executive Director, Business Development. From April 1995 to August 1997, Mr. Smith served as Director of International Licensing at GlaxoWellcome PLC. Mr. Smith received his B.A. in Chemistry from the University of North Carolina at Chapel Hill in 1983 and his J.D. from North Carolina Central University in 1992.

Jzaneen Lalani has served as our Vice President, Legal Affairs since June 2004. From February 2003 to May 2004, Ms. Lalani was a member of the Corporate and Commercial Law Group at Kronish Lieb Weiner & Hellman LLP, where she worked with privately held and publicly traded companies on transactions including mergers and acquisitions, financings and securities offerings. From October 1999 to February 2003, Ms. Lalani was a member of the Business & Technology Group at Brobeck Phleger & Harrison LLP, where her practice also included represented emerging growth companies and newly-public companies. Ms. Lalani received her B.Sc. in 1993 from Queen’s University in Ontario, her LL.B. in 1996 from the University of Victoria, in British Columbia, and her Master of International Affairs and her Masters of Law from Columbia University in 1999. Ms. Lalani is admitted to the British Columbia Bar and the New York Bar.

Joseph M. Donabauer has served as our Vice President and Controller and Principal Financial Officer since December 2004. Since May 2002, he has served as our Controller and since December 2003, he has served as our Principal Accounting Officer. From February 1999 to January 2002, Mr. Donabauer held senior financial management positions at Genzyme Biosurgery (formerly Biomatrix Incorporated), including Controller of the New Jersey operations. Prior to joining Genzyme, Mr. Donabauer held financial management positions at General Signal (now SPX Corp.), Hoffman-La Roche and Reckitt & Colman (now Reckitt Benckiser).

EXECUTIVE COMPENSATION

The following table provides certain summary information concerning the compensation earned for each of the last three years by our former Chief Executive Officer and each of our four other most highly compensated executive officers who were serving as executive officers as of December 31, 2004. Mr. Keane, our former Chief Financial Officer, is also included in the table because he would have been among our four most highly compensated executive officers as of December 31, 2004. We refer to the officers (and former officers) listed in the table below collectively as our “Named Executive Officers.”

		Annual Compensation					Long-Term Compensation
Name and Principal Position	Year	Salary ($)	Bonus(*) ($)		Other Annual Compensation ($)		Securities Underlying Stock Options		All Other Compensation ($)
Tony Scullion	2004	414,302	118,675		40,406	(2)	—		14,530	(3)
President and	2003	376,823	195,000		383,341	(4)	65,656		14,530	(3)
Chief Executive Officer (1)	2002	365,603	175,000		190,114	(5)	394,894		164,870	(6)

David A. Lowe, Ph.D.	2004	83,769	77,844	(8)	1,523	(9)	150,000		83,455	(10)
Chief Scientific Officer (7)

Gardiner F. H. Smith	2004	217,137	52,294		2,898	(12)	35,000		—
Vice President, Business	2003	201,119	65,000		2,898	(12)	4,333		—
Development (11)	2002	181,654	85,000		—		108,333		100,000	(13)

Joseph Donabauer	2004	143,572	37,500		5,387	(15)	25,900		—
Vice President and	2003	118,169	9,775		—		350		—
Controller (14)

Axel J. Unterbeck, Ph.D.	2004	374,240	59,491		18,822	(17)	—		—
Former President (16)	2003	349,934	155,000		194,054	(18)	35,192		—
	2002	339,505	150,000		5,000	(19)	315,915		—

Dennis M. Keane	2004	224,552	25,000		—		135,000	(21)	—
Former Chief Financial Officer (20)

*	Unless otherwise noted, amounts in the “Bonus” column generally represent bonuses attributable to performance in the stated fiscal year. Bonuses are paid in the next following fiscal year.

(1)	Tony Scullion served as our Chief Executive Officer from September 2001 to May 2005, and from April 2005 to May 2005 as our President and Chief Executive Officer. Since May 2005, Mr. Scullion has served as our Executive Chairman.

(2)	Represents $9,467 in employer-paid disability insurance premiums, $13,859 in an automobile allowance, $10,930 in employer-paid tax preparation fees, and $6,150 in 401(k) employer matching contributions.

(3)	Represents insurance premiums for a life insurance policy.

(4)	Represents $200,000 in loan forgiveness, $156,824 in tax payment reimbursements, $9,467 in employer-paid disability insurance premiums, and $10,800 in an automobile allowance. In January 2003, Mr. Scullion was issued a stock award of 8,333 shares of common stock that was valued at $6,250.

(5)	Represents $100,000 in loan forgiveness and $90,114 in tax payment reimbursements.

(6)	Represents $150,340 for reimbursement of relocation and temporary housing expenses and $14,530 in insurance premiums for a life insurance policy.

(7)	Dr. Lowe’s employment with us commenced in October 2004.

(8)	Includes a one-time bonus of $50,000, as set forth in his employment agreement.

(9)	Represents matching contributions under our 401(k) plan.

(10)	Represents $58,418 for reimbursement of relocation and temporary housing expenses and a $25,037 gross-up payment for taxes incurred by Dr. Lowe in connection with this reimbursement.

(11)	From January 2002 to May 2005, Mr. Smith served as our Vice President of Business Development. Since May 2005, Mr. Smith has served as our Chief Business Officer.

(12)	Represents employer-paid disability insurance premiums.

(13)	Represents $74,895 for reimbursement of relocation and temporary housing expenses and a $25,105 gross-up payment for taxes incurred by Mr. Smith in connection with this reimbursement.

(14)	Mr. Donabauer became an executive officer in December 2003.

(15)	Represents a matching contribution under our 401(k) plan.

(16)	Dr. Unterbeck resigned as our President effective April 1, 2005.

(17)	Represents $5,736 in value of Dr. Unterbeck’s personal use of a Company vehicle, $6,936 in employer-paid disability insurance premiums, and $6,150 of matching contributions under our 401(k) plan.

(18)	Represents $100,000 in loan forgiveness, $78,954 in tax payment reimbursements, $5,396 in value of Dr. Unterbeck’s personal use of a Company vehicle and $4,704 in employer-paid disability insurance premiums. In January 2003, Dr. Unterbeck was issued a stock award of 6,666 shares of common stock that was valued at $5,000.

(19)	Represents the value of Dr. Unterbeck’s personal use of a Company vehicle.

(20)	Mr. Keane served as our Chief Financial Officer from January 6, 2004 to December 24, 2004.

(21)	On the effective date of Mr. Keane’s resignation, we cancelled the unvested portion of these stock options (111,875 shares).

Executive Employment Agreements

We have employment agreements with each of Tony Scullion, James R. Sulat, David A. Lowe, Ph.D., Gardiner F.H. Smith, Joseph M. Donabauer, and Jzaneen Lalani. In addition, we had employment agreements with Dennis M. Keane and Axel J. Unterbeck, Ph.D., however, in connection with their respective resignations, their employment agreements were terminated. We entered into a Consulting Agreement with Mr. Keane that terminated on February 15, 2005 and a Separation Agreement and Consulting Agreement with Dr. Unterbeck that will terminate on September 30, 2005. A summary of the material terms of our agreements with our current and former executives is provided below.

Tony Scullion

We have an employment agreement with Mr. Scullion that has an unspecified term. Under this agreement, Mr. Scullion is entitled to an initial base salary of $350,000 per year, a one-time signing bonus of $100,000, a one-time payment of $40,000 to reimburse his former employer for costs associated with a life insurance policy on his life payable to his designated beneficiaries and an initial stock option grant of 367,133 shares of our common stock, which vests quarterly over four years. Under this agreement, Mr. Scullion is also eligible to receive annual bonus payments which depend on our performance and his individual performance, in each case as determined by our Board. In addition to our standard benefits package, we pay the current premium of approximately $14,000 per year on a life insurance policy on his life payable to his designated beneficiaries. In the event that we terminate Mr. Scullion’s employment without cause or he terminates his employment with good reason, he is entitled to receive 12 months’ severance, based on his then-current base salary, payable over the 12-month period following termination, plus continued health coverage for one year (less, during the last six months, any amounts earned for services rendered by Mr. Scullion to, and any health insurance otherwise available through, a new employer). In addition, upon any such termination of employment, he will be entitled to accelerated vesting of 25% of his then-unvested stock options. Under the agreement, we provided Mr. Scullion with an interest free loan in the amount of $300,000 for the purchase of a home. In addition, we agreed to pay a gross-up amount to Mr. Scullion upon forgiveness of all or any portion of the loan for his tax liability resulting from the loan forgiveness. The remaining loan balance was forgiven in December 2003.

James R. Sulat

We have an employment agreement with Mr. Sulat that has an unspecified term. Under this agreement, Mr. Sulat is entitled to an initial base salary of $395,000 per year. The agreement also specifies that Mr. Sulat would be elected to our Board as soon as reasonably practicable following his start date with the Company. Under the agreement, Mr. Sulat is entitled to an initial stock option grant of 500,000 shares of our common stock (the “Initial Grant”) and a subsequent stock option grant of 525,000 shares of our common stock (the “Subsequent Grant”). The Subsequent Grant is subject to the approval of our stockholders to (i) permit a stock option grant to Mr. Sulat of more than 500,000 shares in 2005 and (ii) increase the number of shares available under our 2004 Plan to provide sufficient shares for the Subsequent Grant. In the event that stockholder approval is not received for the Subsequent Grant, it will be reduced to a stock option grant of 500,000 shares, which must be granted in January 2006. Both the Initial Grant and the Subsequent Grant will vest over the four-year period following their respective grant dates. Under the Letter Agreement, Mr. Sulat is also eligible to receive annual bonus payments which depend on our performance and his individual performance, in each case as determined by our Board. Mr. Sulat’s target bonus for 2005 is 35% of his base salary. In the event that we terminate Mr. Sulat’s employment without cause or he terminates his employment for good reason, he is entitled to receive 12 months’ severance, based on his then-current base salary, payable over the 12-month period following termination, plus continued medical and dental coverage for one year. In addition, upon any such termination of employment, he will be entitled to receive the average of his annual bonuses for the three prior years (or such shorter period if he has not been employed by us for three years) in twelve equal monthly installments and accelerated vesting of 25% of his then-unvested stock options. Notwithstanding the foregoing, Mr. Sulat’s unvested stock options will become fully vested if, within three months prior to, or within 18 months after, a Change in Control (as defined in Mr. Sulat’s employment agreement), (x) we terminate Mr. Sulat’s employment without cause or (y) Mr. Sulat terminates his employment within three months after (i) a material diminution in his responsibilities, (ii) he no longer reports to the Board or ceases to be a member of the Board, (iii) his principal work location changes by more than 50 miles from our current principal offices, or (iv) we reduce his base salary. Any nonstatutory stock options held by Mr. Sulat will remain exercisable until the later to occur of (i) 90 days after the date of termination and (ii) January 15 of the calendar year immediately succeeding the date of termination.

David A. Lowe, Ph.D.

We have an employment agreement with Dr. Lowe that has an unspecified term. Under this agreement, Dr. Lowe is entitled to an initial base salary of $330,000, a one-time bonus of $50,000 (the “One-time Bonus”) to be paid within 30 days following Dr. Lowe’s commencement of employment with us and an initial stock option grant of 150,000 shares of our common stock, vesting over two years in quarterly installments. In the first quarter of 2005, in accordance with the terms of his employment agreement, Dr. Lowe received an additional stock option grant of 100,000 shares of our common stock, which will vest over four years in quarterly installments. Dr. Lowe is also entitled to receive annual bonus payments that depend on our performance and his individual performance, in each case as determined by our Board. In the event that we terminate Dr. Lowe’s employment without cause, he is entitled to receive 12 months’ severance, based on his then-current base salary, payable over the 12-month period following termination, plus continued health coverage for one year (less, during the last six months, any amounts earned for services rendered by Dr. Lowe to, and any health insurance otherwise available through, a new employer). Under this agreement Dr. Lowe is entitled to reimbursement for relocation expenses up to $150,000, including a gross-up payment for taxes incurred by him in connection with this payment (the “Relocation Allowance”). If Dr. Lowe resigns or we terminate his employment for Cause (as defined in the employment letter agreement) within eighteen months of his start date with us, he will be required to repay the One-time Bonus and the Relocation Allowance.

Gardiner F.H. Smith

We have an employment agreement with Mr. Smith that has an unspecified term. Under this agreement, Mr. Smith is entitled to an initial base salary of $195,000, a one-time signing bonus of $25,000, an initial stock option grant of 46,666 shares of our common stock, which vests over four years in quarterly installments, and an additional stock option grant to purchase 45,000 shares of our common stock, which also vests in quarterly installments over four years. Under this agreement, Mr. Smith is entitled to receive annual bonus payments that depend on our performance and his individual performance, in each case as determined by our Board. In the event that we terminate Mr. Smith’s employment without cause, he is entitled to receive 12 months’ severance, based on his then-current base salary, payable over the 12-month period following termination, plus continued health coverage for one year (less, during the last six months, any amounts earned for services rendered by Mr. Smith to, and any health insurance otherwise available through, a new employer). Under this agreement, we reimbursed Mr. Smith for $100,000 of expenses related to relocation, including a gross-up payment for taxes incurred by him in connection with this payment.

Joseph M. Donabauer

We have an employment agreement with Mr. Donabauer that has an unspecified term. Under this agreement, Mr. Donabauer is entitled to an initial base salary of $180,000. Mr. Donabauer is also entitled to receive annual bonus payments that depend on our performance and his individual performance, in each case, as determined by our Board. In the event that we terminate Mr. Donabauer’s employment without cause, he is entitled to receive 12 months’ severance, based on his then-current base salary, payable over the 12-month period following termination, plus continued health coverage for one year (less, during the last six months, any amounts earned for services rendered by Mr. Donabauer to, and any health insurance otherwise available through, a new employer).

Jzaneen Lalani

We have an employment agreement with Ms. Lalani that has an unspecified term. Under this agreement, Ms. Lalani is entitled to an initial base salary of $190,000 and an initial stock option grant of 50,000 shares of our common stock, vesting over four years in quarterly installments. Ms. Lalani is also entitled to receive annual bonus payments that depend on our performance and her individual performance, in each case, as determined by our Board. In the event that we terminate Ms. Lalani’s employment without cause, she is entitled to receive 12 months’ severance, based on her then-current base salary, payable over the 12-month period following termination, plus continued health coverage for one year (less, during the last six months, any amounts earned for services rendered by Ms. Lalani to, and any health insurance otherwise available through, a new employer).

Axel J. Unterbeck, Ph.D.

Dr. Unterbeck resigned as our President effective April 1, 2005. Dr. Unterbeck entered into a Separation Agreement and a related Consulting Agreement (collectively, the “Separation Agreement”) with us, effective as of April 1, 2005, and pursuant to which he is providing consulting services to us for a period of six months (the “Term”), unless the Consulting Agreement is earlier terminated. Pursuant to the terms of the Separation Agreement, Dr. Unterbeck will be compensated at the rate of $12,000 per month and at the end of the Term, will be entitled to receive a bonus of $25,000 as consideration for and conditioned upon his execution and delivery to us of a final release. During the Term, we will also reimburse Dr. Unterbeck for all reasonable home office expenses and will provide him with continued health coverage, pay the premiums on his executive disability insurance, pay any professional dues that become due and payable and permit him to continue using a vehicle leased by us. In addition, pursuant to the Separation Agreement, the exercise period for certain of Dr. Unterbeck’s stock options, vested as of his resignation date, was extended from three months post-termination to twelve months post-termination.

Dennis M. Keane

We entered into a Consulting Agreement, dated as of December 14, 2004 and effective as of December 24, 2004, with Mr. Keane, pursuant to which he provided consulting services to us until February 15, 2005. Mr. Keane received $14,238 for his services.

Benefit Plans

2004 Stock Incentive Plan

Our stockholders are being asked to approve an amendment to the 2004 Plan. For a summary of the terms of the 2004 Plan and a description of the proposed amendment, see Proposal Two.

2004 Employee Stock Purchase Plan

Our Employee Stock Purchase Plan (the “ESPP”) was adopted by our Board and approved by our stockholders in February 2004 and became effective on April 8, 2004. The ESPP provides for the issuance of up to 200,000 shares of our common stock to participating employees.

We will make one or more offerings to our eligible employees to purchase stock under the ESPP. Each offering period will be for a period not exceeding 27 months. During each offering period, employees participating in the ESPP will be entitled to purchase, through periodic payroll deductions, shares of our common stock on purchase dates that occur at semi-annual intervals. If the fair market value per share of our common stock on any purchase date within an offering period is less than the fair market value per share of our common stock on the start date of that offering period, then that offering period shall automatically terminate immediately after the purchase of shares of common stock on such purchase date and a new offering period shall commence on the next business day following such purchase date. The first offering period began on April 8, 2004 and ended on January 31, 2005. A second offering period began on February 1, 2005. The first purchase date during the second offering period will occur on August 1, 2005.

On the first day of a designated payroll deduction period, or purchase interval, we will grant to each eligible employee who has elected to participate in the ESPP an option to purchase shares of our common stock. The employee may authorize up to 10% of his or her base pay to be deducted by us during the purchase interval. On the last day of the purchase interval, the employee is deemed to have exercised the option, at the option exercise price, to the extent of accumulated payroll deductions. Under the terms of the ESPP, the option exercise price is an amount equal to 85% of the lower of:

•	the closing price of our common stock on the first day of the offering period in which such purchase interval occurs; or

•	the closing price of our common stock on the last day of the purchase interval.

The closing price on the first day of the first offering period under our ESPP was the price at which our common stock was offered to the public in our initial public offering, or $7.00 per share.

The maximum number of shares an employee may purchase on the last day of a purchase interval under the ESPP cannot exceed the lesser of (x) the product of $2,083 and the number of full months in the purchase interval divided by the closing price of a share of our common stock on the last day of the purchase interval and (y) the product of 415 shares of our common stock and the number of full months in the purchase interval.

An employee who has not elected to participate in the ESPP on the last day of an offering period is not entitled to exercise any option, and the employee’s accumulated payroll deductions will be refunded. An employee’s rights under the ESPP terminate upon voluntary withdrawal from the ESPP at any time, or when the employee ceases employment for any reason. If an employee withdraws from the ESPP or ceases to be an employee of the Company during an offering period, any payroll deductions that were made during such period shall be returned to the employee. Because participation in the ESPP is voluntary, we cannot now determine the number of shares of our common stock to be purchased by any particular current executive officer, by all current executive officers as a group or by non-executive employees as a group.

1998 Employee, Director and Consultant Stock Option Plan

Our 1998 Employee, Director and Consultant Stock Option Plan (the “1998 Plan”), as amended, was adopted by our Board and approved by our stockholders. Following the adoption of the 2004 Plan by our Board and stockholders, all remaining authorized shares of common stock under the 1998 Plan were assumed by the 2004 Plan. As a result, since February 2004, no additional stock options have been granted under the 1998 Plan and no additional stock options can be granted thereunder. All stock options that have been granted under the 1998 Plan that expire, are terminated or surrendered before being exercised will become available for grant under the 2004 Plan.

The 1998 Plan provides for the grant of incentive stock options and nonstatutory stock options to employees, directors and consultants. Under the 1998 Plan, we are authorized to grant stock options for the purchase of up to a maximum of 3,400,000 shares of our common stock. Our Board has authorized the Compensation Committee to administer the 1998 Plan. The 1998 Plan formally terminates on March 6, 2008.

Upon a merger or sale of all or substantially all of our assets or shares of stock, the successor entity may provide for (i) the substitution of outstanding stock options for new stock options to purchase shares of the successor entity on terms no less favorable than the outstanding stock options, (ii) written notice to the participants of the 1998 Plan that all of the currently exercisable stock options held by such participants must be exercised (or, at the Plan Administrator’s discretion, all stock options, whether or not currently exercisable, must be exercised) within a specified number of days, at the end of which period the stock options will be terminated, or (iii) the termination of all outstanding stock options in exchange for a cash payment equal to the excess of the fair market value of the shares underlying the outstanding stock options over the exercise price of such stock options. The acquiring entity may pursue any one or a combination of the actions specified above. In addition, if the successor entity does not continue the employment of any option holder after the merger or sale of all or substantially all of our assets, or if such option holder’s employment is terminated within one year after such event for any reason other than for cause, then all outstanding stock options held by such option holder will become fully vested and immediately exercisable.

401(k) Plan

We have established and maintained a retirement savings plan under section 401(k) of the Internal Revenue Code of 1986, as amended (the “Code”), to cover our eligible employees. The Code allows eligible employees to defer a portion of their compensation, within prescribed limits, on a tax-deferred basis through contributions to the 401(k) plan. Our 401(k) plan is intended to constitute a qualified plan under Section 401(a) of the Code and its associated trust is intended to be exempt from federal income taxation under Section 501(a) of the Code. We match 50% of the first 6% of our eligible employees’ contributions to the 401(k) plan. After an eligible employee has been employed by the Company for one year, our matching contributions become fully vested. All matching contributions we make thereafter are on a fully-vested basis.

Compensation Committee Interlocks and Insider Participation

From January 1, 2004 through December 16, 2004, the Compensation Committee of the Board was comprised of the following members: Dr. Alix Marduel and Messrs. Fleming and Meyers. On December 16, 2004, Dr. Marduel resigned from our Board and Dr. Anthony B. Evnin replaced her as a member of the Compensation Committee. During the year ended December 31, 2004, no interlocking relationship existed between the members of our Compensation Committee and the board of directors or compensation committee of any other company.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers and directors, and persons who beneficially own more than ten percent of a registered class of our equity securities to file reports of beneficial ownership of common stock (Forms 3, 4, and 5) with the SEC. Officers, directors, and greater-than-ten percent stockholders are required to furnish us with copies of all such forms that they file.

To our knowledge, based solely on our review of the copies of Forms 3, 4 and 5, and amendments thereto, received by us during or with respect to the year ended December 31, 2004, all filings applicable to our officers, directors, greater-than-ten percent stockholders and other persons subject to Section 16 of the Securities Exchange Act of 1934, as amended, were timely.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During the year ended December 31, 2005, there has not been any transaction or series of similar transactions to which we were or are a party in which the amount involved exceeded or exceeds $60,000 and in which any of our directors or executive officers, any holder of more than 5% of any class of our voting securities or any member of the immediate family of any of these persons had or will have a direct or indirect material interest.

COMPENSATION COMMITTEE REPORT

Compensation Governance

The Compensation Committee is responsible to the Board of Directors (the “Board”) of Memory Pharmaceuticals Corp. (the “Company”) and to stockholders for approving compensation awarded to the Company’s Executive Chairman, its President and Chief Executive Officer and its other executive officers. The Committee administers the Company’s 2004 Employee Stock Purchase Plan (the “ESPP”) and 2004 Stock Incentive Plan (the “2004 Plan”), authorizes all equity awards under the 2004 Plan and operates under a written charter adopted by the Board. The full text of the charter can be viewed on the Company’s website at www.memorypharma.com under the “Investors” tab.

Compensation Philosophy

The Company’s executive compensation programs are designed to attract, motivate and retain executives critical to the Company’s long-term success and creation of stockholder value. The philosophy of the Company’s compensation program is to encourage the Company’s key employees and directors to focus on the achievement of annual and long-term performance goals and to enhance the Company’s performance and stockholder value by aligning the financial interests of the Company’s executives with those of its stockholders, while keeping the overall compensation package competitive. The Company’s compensation philosophy encompasses the following principles:

•	Pay for the achievement of business and strategic objectives, as measured by individual, strategic, management and development goals, as well as the Company’s performance.

•	Pay competitively, with compensation set at levels that will attract and retain key employees. The Company regularly reviews compensation surveys of companies in the biopharmaceutical industry and sets compensation levels based on the results of these reviews.

•	Align compensation with the interests of stockholders through equity and equity equivalents.

The compensation package for the Company’s Executive Chairman, its President and Chief Executive Officer and each of the Named Executive Officers, as well as other executive officers of the Company consists of four elements: (1) base salary, (2) annual cash bonuses, (3) long-term incentives, and (4) various other benefits. More specific information about each of these elements follows.

Base Salary

The Compensation Committee seeks to set base salaries at levels that are competitive with those paid to senior executives with comparable qualifications, experience and responsibilities at other companies in the pharmaceutical and biotechnology industries, including a selected subset of companies included in the Research Data Group (RDG) Microcap Biotechnology Index line of the stock performance graph that appears in the Company’s proxy statement for its 2005 Annual Meeting of Stockholders. The Compensation Committee believes that this is necessary to attract and retain the executive talent required to lead the Company, since the Company competes with a large number of companies in the biopharmaceutical industry, including large pharmaceutical companies, for executive talent. Salaries are reviewed annually, and in connection with performance reviews and promotions. Industry, peer group and national survey results are considered in making salary determinations to align the Company’s pay practices with other companies in the pharmaceutical and biotechnology industries. In addition to survey results, individual job performance is also considered in setting salaries. The Chief Executive Officer reviews the performance of the Company’s executive officers and makes recommendations to the Compensation Committee on salary, including salary increases, based on his judgment of each executive officer’s individual performance. The Compensation Committee reviews these recommendations independently and approves, with any modifications it considers appropriate, annual salaries and salary increases.

Annual Cash Bonus

The Company provides its executive officers with an opportunity to earn an annual cash bonus that is determined based upon both the Company’s performance and the performance of the individual. Each executive officer’s target bonus is stated as a percentage of his/her base salary and that percentage varies by position. Corporate and individual performance goals are set at the start of the fiscal year and cash bonuses are determined by the Committee at the end of the fiscal year based on the achievement of corporate and individual goals and the executive officer’s performance generally. Goals and weightings for each executive officer vary, depending on the executive officer’s position and areas of responsibility and the executive officer’s contribution to the Company’s performance.

Long-Term Incentives

The Compensation Committee believes that long-term incentives in the form of stock options directly link the amounts earned by executive officers with the amount of appreciation realized by the Company’s stockholders. The Compensation Committee considers long-term incentive grants as a means to attract and retain highly qualified executives and key personnel and has always included long-term incentives as a key component of the compensation package, consistent with practices throughout the pharmaceutical and biotechnology industries. Long-term incentives are structured to encourage key employees to continue in the employ of the Company and motivate performance that will meet the long-term expectations of stockholders. In determining the size of any stock option award, the Compensation Committee considers the individual’s position, annual base salary, past performance and potential contribution to the Company. Stock option grants are generally made to executive officers at the time that they join the Company, in connection with our annual Company-wide grants and may also be granted at other times in connection with, for example, promotions or as special performance awards. Stock option grants to executive officers are made under the 2004 Plan, with the exercise price equal to the last reported sale price of the Company’s common stock on the date of grant and expire up to ten years after the date of the grant. Vesting on most incentive stock grants occurs over a two to four year period.

Other Benefits

Executive officers are eligible to participate in programs that are generally made available to all salaried employees, including medical, dental, life, disability and 401(k) plans and the Company’s ESPP. The Company “matches” certain employee contributions to its 401(k) savings plan. Company matching amounts for Named Executive Officers are included under the caption “All Other Compensation” in the Summary

Compensation Table. Under the ESPP, the Company’s employees are entitled to allocate up to 10% of their gross compensation to the purchase of shares of the Company’s common stock at a discount of 15% from the fair market value at the beginning or end of the applicable purchase period, whichever is lower.

Chief Executive Officer Compensation

The base salary and bonus of the Chief Executive Officer is determined by the Compensation Committee using the same criteria that is used to determine the base salary and bonus of the Company’s other executive officers. In determining Mr. Scullion’s base salary for 2004, the Committee considered Mr. Scullion’s extensive prior experience as a senior executive at major multinational pharmaceutical companies and noted that his compensation should be consistent with the annual base salary paid to chief executive officers of other biotechnology companies who have experience that is comparable to Mr. Scullion’s. Based upon its review of information contained in industry reports and the reported compensation levels at certain comparable companies in the biopharmaceutical industry, including a subset of companies that form part of the RDG MicroCap Biotechnology Index, the Committee determined that a 7% increase in Mr. Scullion’s annual base salary for 2005, from $399,578 to $427,548 was appropriate. In determining the amount of Mr. Scullion’s cash bonus for 2004, the Committee noted that while the Company had not met certain of its business development, preclinical and clinical development objectives for 2004, it had been aggressive and diligent in its efforts to do so and Mr. Scullion had shown a demonstrated commitment and dedication to the growth and development of the Company, including through the recruitment of the Company’s Chief Scientific Officer. The Committee also noted that, under Mr. Scullion’s stewardship, the Company had successfully completed its initial public offering in a challenging market. Mr. Scullion’s target bonus for 2004 was 33% of his base salary. Based on its review of these and other factors, the Committee determined that Mr. Scullion should be awarded 90% of this target bonus, or $118,675. In addition, the Committee determined that Mr. Scullion’s bonus target for 2005 would be adjusted to a target of 35% of his annual base salary.

Compliance with Internal Revenue Code Section 162(m)

Section 162(m) disallows a deduction for compensation exceeding $1,000,000 in any taxable year that is paid to a publicly-held corporation’s chief executive officer or to its four other most highly compensated executive officers, unless such compensation meets the requirements for the performance-based exception to the general non-deductibility rule. Income resulting from the exercise of stock options granted pursuant to the 2004 Plan should qualify for the exception for performance-based compensation. The Compensation Committee does not believe that other components of the compensation awarded to the Company’s executive officers will be likely to exceed $1,000,000 for any such executive officer in the foreseeable future and therefore has concluded that no further action with respect to qualifying this compensation for deductibility is necessary at this time. In the future, the Compensation Committee will evaluate the advisability of qualifying its executive compensation for the performance-based exception provided for in Section 162(m) if deemed necessary to ensure the deductibility of such compensation.

Members of the Compensation Committee:
Jonathan Fleming (Chairman)
Anthony B. Evnin, Ph.D.*
Michael E. Meyers, M.P.H.

*	Dr. Evnin was appointed to the Compensation Committee on December 16, 2004.

AUDIT COMMITTEE REPORT

The Audit Committee assists the Board of Directors (the “Board”) of Memory Pharmaceuticals Corp. (the “Company”) in fulfilling its oversight responsibilities relating to: (1) the Company’s accounting and financial reporting principles and policies and its internal controls and procedures; (2) the Company’s financial statements and financial information to be provided to the stockholders; and (3) the independence, qualifications and performance of the Company’s independent auditors and the independent audit.

The Audit Committee is comprised of Messrs. Kriebel and Young and Drs. Evnin and Gilbert, each of whom has been determined independent by the Board. The Board has adopted a written charter for the Audit Committee, a copy of which is attached to this Proxy Statement as Appendix A. The full text of the charter can also be viewed on the Company’s website at www.memorypharma.com under the “Investors” tab.

KPMG LLP (“KPMG”) was the independent auditor engaged to audit the financial statements of the Company for the year ended December 31, 2004. The Audit Committee has reviewed and discussed those audited financial statements with the Company’s management and KPMG. The Audit Committee has also discussed with KPMG the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

The Audit Committee has received the written disclosures and the letter from KPMG required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee has discussed with KPMG its independence from the Company.

Based on the foregoing review and discussions, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, for filing with the Securities and Exchange Commission.

Members of the Audit Committee:
Robert I. Kriebel (Chairman)*
Anthony B. Evnin, Ph.D.
Walter Gilbert, Ph.D.
Peter F. Young*

*	Mr. Kriebel was appointed to the Audit Committee on December 16, 2004 and Mr. Young was appointed to the Audit Committee on September 28, 2004.

PROPOSAL TWO: APPROVAL OF AN AMENDMENT
TO THE 2004 STOCK INCENTIVE PLAN

The purpose of the 2004 Plan is to promote our long-term success and to increase stockholder value by attracting and retaining key employees and directors of outstanding ability; encouraging our employees and directors to focus on long-range objectives; and further aligning the interests of our employees and directors with the interests of our stockholders. Our Board believes that increasing the number of shares of our common stock reserved for issuance under the 2004 Plan is necessary to allow us to continue to remain competitive in our ability to attract and retain qualified individuals.

Our stockholders are being asked to approve an amendment to the 2004 Plan to (i) increase the number of shares of our common stock reserved for issuance under the 2004 Plan by 775,000 shares and (ii) allow for an increase in the number of additional shares available for issuance annually under the “Evergreen” provision of the 2004 Plan.

The affirmative vote of a majority of shares of common stock present or represented and entitled to vote at the 2005 Annual Meeting is required to approve the amendment to the 2004 Plan. The amendment to the 2004 Plan was approved in June 2005 by our Board of Directors, subject to stockholder approval. If approved by our stockholders, the amendment to the 2004 Plan will become effective immediately.

Proposed Amendment to the 2004 Plan

Increase Shares Authorized by 775,000 shares

Under the current terms of the 2004 Plan, an aggregate of 2,628,549 shares of common stock have been reserved for issuance upon the exercise of stock options of which, as of June 28, 2005, only 492,231 shares remain available for the grant of new stock options.

In connection with James R. Sulat’s joining the Company in May 2005 as our President and Chief Executive Officer, our Board authorized the grant of two stock options to Mr. Sulat to purchase an aggregate of 1,025,000 shares of common stock as follows:

•	a stock option to purchase 500,000 shares of common stock upon commencement of his employment with the Company in May 2005, and

•	a stock option to purchase 525,000 shares of common stock following stockholder approval at the 2005 Annual Meeting of Proposals Two and Three (but, if stockholders do not approve both of these proposals at the 2005 Annual Meeting, a stock option to purchase 500,000 shares in January 2006).

The stock options to Mr. Sulat are being granted pursuant to the terms of his employment agreement. The Board approved the stock options to Mr. Sulat in two portions due to the limited number of shares remaining available under the 2004 Plan for 2005 and the limitation under the 2004 Plan described in Proposal Three. Given the Company’s contractual commitment to Mr. Sulat, as well as the stock option grant committed to another executive officer in the amount of 35,000 shares and the automatic stock option grants totaling 60,000 shares under the 2004 Plan to our six non-employee directors on the date of the 2005 Annual Meeting (see “New Plan Benefits” below), our Board believes that the number of shares currently available under the 2004 Plan is insufficient to meet our anticipated needs.

Our stockholders are being asked to approve an amendment to the 2004 Plan to increase the number of shares of our common stock reserved for issuance under the 2004 Plan by 775,000 shares.

Change to “Evergreen” Provision

Under the current terms of the “Evergreen” provision of the 2004 Plan, the total number of shares available for issuance automatically increases on January 1 of each year by an amount equal to the lesser of (x) 1,500,000 shares; (y) 5% of our outstanding shares on such date; or (z) an amount to be determined by our Board. The first increase under this provision occurred on January 1, 2005.

Our stockholders are being asked to approve an amendment to the 2004 Plan so that future increases would be equal to the lesser of (x) 1,750,000 shares (an increase of 250,000 shares); (y) 5% of our outstanding shares on January 1 of each year; or (z) an amount to be determined by our Board.

The Board believes that this amendment is necessary to ensure that we have the flexibility to issue stock options in a manner that is consistent with the purpose of 2004 Plan and when appropriate in the future.

Summary of the 2004 Plan

A summary of the 2004 Plan is set forth below. This summary is, however, qualified by and subject to the more complete information set forth in the Amended and Restated 2004 Plan, which incorporates the proposed amendment, a copy of which is attached to this Proxy Statement as Appendix B. All terms used in this summary and not otherwise defined herein shall have the meanings ascribed to them in the 2004 Plan.

Administration of the 2004 Plan

In accordance with the terms of the 2004 Stock Incentive Plan, our Board has authorized our Compensation Committee to administer the 2004 Plan. Under the 2004 Plan, our Compensation Committee is empowered to, among other things:

•	select the recipients of awards and determine, among other things, the number of shares of common stock to be covered by each stock option award; the method of payment of the exercise price; and the other terms and conditions of stock option awards including, without limitation, the exercise price, exercise date and vesting restrictions;

•	determine the form of agreement for use under the 2004 Plan; and

•	modify or amend each award, including extending the post-termination exercisability period.

Common Stock Reserved For Issuance Under the 2004 Plan

The Board had initially reserved 1,601,177 shares of our common stock for issuance under the 2004 Plan. On January 1, 2005, pursuant to the 2004 Plan’s “Evergreen” provision, an additional 1,027,372 shares of common stock were added to the shares reserved for issuance under the 2004 Plan. To the extent any shares of common stock covered by an award are forfeited, not issued or cease to be issuable for any reason, including, without limitation, because the award is terminated, canceled or expires unexercised, then the shares of common stock subject to such award may again be used for further awards under the 2004 Plan.

Eligibility to Receive Awards

Unless otherwise determined by the Compensation Committee, awards under the 2004 Plan may be made to employees or consultants of the Company, as may be designated by the Compensation Committee, except that Incentive Stock Options may be granted only to employees. In addition, non-employee directors may receive stock options as set forth in the 2004 Plan.

Types of Awards

Under the 2004 Plan, the Compensation Committee may award:

•	stock options to purchase shares of our common stock, in the form of Incentive Stock Options, Nonstatutory Stock Options, or other stock-based awards including without limitation, securities convertible into shares of our common stock, performance units or performance shares, and stock appreciation rights; or

•	shares of restricted stock.

Term and Termination of the 2004 Plan

The 2004 Plan was adopted by the Board on February 26, 2004 and by the stockholders of the Company on February 27, 2004. The 2004 Plan became effective on April 8, 2004. The amendment to the 2004 Plan that is the subject of this Proposal Two, will become effective when approved by the stockholders. Unless earlier terminated by the Board, the 2004 Plan will terminate on the earliest to occur of:

•	February 26, 2014,

•	the date on which all shares available for issuance under the 2004 Plan have been issued as fully vested shares, and

•	the termination of all outstanding stock options in connection with a Reorganization Event (as defined in the 2004 Plan).

Provisions Applicable to Stock Options

Exercise Price.  The exercise price per share shall not be less than 100% of the fair market value of the shares on the date of grant, which is equal to the closing sale price of our common stock on the Nasdaq Stock Market on the date of grant; provided however that, in the case of an Incentive Stock Option granted to a 10% stockholder, the exercise price per share shall not be less than 110% of the fair market value per share of our common stock on the date of grant.

Term of Stock Options.  Stock options may not be exercised later than ten years after the grant date; provided that, in the case of an Incentive Stock Option granted to a 10% stockholder, stock options may not be exercised later than five years after the grant date.

Transferability Restrictions. Unless determined otherwise by the Compensation Committee, no award made under the 2004 Plan may be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution.

Rights After Termination of Employment.  In the event of termination, the Participant may exercise stock options within the time period specified in the award agreement to the extent the stock option is vested on the date of termination. If no time is specified, the stock option will remain exercisable for three months following the Participant’s termination or twelve months following the Participant’s termination in the event of a death or Disability. If a Participant dies prior to termination and has properly designated a beneficiary, such beneficiary may exercise vested stock options. If the Participant has not designated a beneficiary, then such stock options may be exercised pursuant to the Participant’s will or according to the laws of descent and distribution.

Form of Consideration.  The Compensation Committee may determine the acceptable form of consideration for exercising a stock option, including the form of payment. Unless otherwise provided for in the 2004 Plan, consideration for the exercise of a stock option may be paid in a number of ways including, without limitation, by cash, check or other cash equivalents, by the tendering of other shares of our common stock in exchange for the payment of the stock option price, by irrevocable instructions to the Company to deliver the shares to a broker so that the broker can sell shares sufficient to pay the exercise price, or by a combination of these means. In the case of an Incentive Stock Option, the Compensation Committee will determine the acceptable form of payment at the time of grant.

Provisions Applicable to Restricted Stock Awards

Terms, Conditions and Restrictions.  The Compensation Committee has authority to establish the terms, conditions, restrictions and other provisions of each restricted stock award. Until such time as the restrictions on the restricted shares terminate, the Company will hold the certificates for such restricted shares as escrowee on the recipient’s behalf. Shares of restricted stock may not be sold, transferred pledged or otherwise alienated or hypothecated until the end of the applicable period of restriction or until the lapse of any other restrictions that the Compensation Committee has imposed on such shares, except that the Compensation Committee may accelerate the time at which any restrictions shall lapse or be removed. Each restricted stock award will be evidenced by a written agreement, in such form as may be determined by the Compensation Committee, setting forth the terms, conditions, restrictions and other provisions of the award.

Rights with Respect to Shares.  The recipient of a restricted stock award has all rights of ownership with respect to such underlying shares, including the right to vote such shares and to receive any dividends paid thereon, subject, however, to the provisions of the 2004 Plan, the agreement relating to the award, and any legend on the stock certificate for such shares. Any additional shares of our common stock received incident to the ownership of restricted shares, as a result of a stock dividend, stock split, merger or otherwise, will also be restricted and be subject to the same restrictions and bear the same legend as the original restricted shares.

Transferability Restrictions.  During the applicable restriction period, restricted shares may not be sold, pledged, assigned, hypothecated, transferred or disposed of, unless otherwise provided for in Article 5 of the 2004 Plan.

Performance Criteria.  The Compensation Committee may provide for the lapse or removal of restrictions using one or more of the performance objectives set forth in Schedule A to the 2004 Plan. Any such performance objective must be sufficiently specific such that a third party having knowledge of the relevant facts could determine whether the objective is met, and must be measured over a period of no greater than five consecutive years. The establishment of the performance objectives and the relevant weighing of such objectives, if more than one is used, shall be at the sole discretion of the Compensation Committee. Once established, the Compensation Committee cannot change the performance objectives to accelerate the lapse or removal of restrictions.

Stock Option Grants to Non-Employee Directors

Our 2004 Stock Incentive Plan also provides for the automatic grant of stock options to our non-employee directors. Each non-employee director appointed to the Board after April 5, 2004, the effective date of the registration statement in connection with our initial public offering, receives an initial stock option to purchase 20,000 shares upon such appointment, which vests over three years with one-third of the shares of common stock subject to the stock option vesting on the first anniversary of the grant date and the remainder vesting every three months thereafter. In addition, each non-employee director who has been a director for at least six months will receive, on the date of each annual meeting of stockholders that follows our initial public offering, a subsequent stock option to purchase 10,000 shares of our common stock, exercisable in full on the first anniversary date of the grant. In addition to the automatic grants described in the preceding paragraph, each non-employee director who was a director as of April 5, 2004 received a stock option to purchase 20,000 shares of our common stock at an exercise price of $8.40 per share, the fair market value of our common stock on that date. The stock option vests over three years, with one-third of the shares of common stock subject to the stock option vesting on the first anniversary of the grant date and the remainder vesting every three months thereafter.

Change of Control

Upon a merger or other reorganization event, all of our outstanding stock options will be assumed or substituted by the successor corporation. However, if the succeeding corporation does not assume, or substitute equivalent stock options for outstanding stock options, then the Compensation Committee shall provide either that:

•	all unexercised stock options will become exercisable in full at a specified time prior to the completion of the reorganization event and that these stock options will terminate upon the completion of the reorganization event if not previously exercised; or

•	all unexercised stock options will terminate upon completion of the reorganization event and each Participant will receive in exchange therefore a cash payment as prescribed in Section 9.2 (b) of the 2004 Plan.

Effect of Stock Splits, Recapitalizations and Similar Transactions

All share amounts in the 2004 Plan are subject to adjustment in the event of a stock split, stock dividend, recapitalization or other corporate reorganization.

Amendment of the 2004 Plan

The Board may, at any time, amend, alter, suspend or terminate the 2004 Plan; provided, however, that without the consent of the Participants affected, no such amendment, alteration, suspension or termination may materially impair the rights of such Participants with respect to awards previously granted, except as provided in the 2004 Plan. Certain amendments and modifications, including an amendment to increase the maximum number of shares issuable under the 2004 Plan, and any other amendments requiring stockholder approval by law or under listing requirements of the Nasdaq National Market may not be made, however, without the requisite vote of our stockholders.

New Plan Benefits

In connection with Mr. Sulat’s joining the Company in May 2005 as our President and Chief Executive Officer, the Board authorized the grant of two stock options to Mr. Sulat to purchase an aggregate of 1,025,000 shares of our common stock. For a description of the stock option granted or to be granted to Mr. Sulat, see the section titled “Proposed Amendment to the 2004 Plan” above. In addition, pursuant to a letter agreement dated as of August 2, 2004 between the Company and Gardiner F.H. Smith, the Compensation Committee has agreed to grant Mr. Smith a stock option to purchase 35,000 shares of our common stock on the date of consummation of a Transaction. The term “Transaction” is defined in the letter agreement, which was filed as Exhibit 10.4 to our quarterly report on Form 10-Q for the quarter ended September 30, 2004. In addition, pursuant to Section 7.5 of the 2004 Plan, on the date of the 2005 Annual Meeting, each of our six non-employee directors will receive a stock option to purchase 10,000 shares of our common stock under the automatic grant provision of the 2004 Plan. See the section titled “Stock Option Grants to Non-Employee Directors”, above. Other than these awards, any other future awards granted to eligible Participants under the 2004 Plan are subject to the discretion of the Compensation Committee and, therefore, are not determinable at this time.

Benefits to Named Executive Officers and Others

The following table lists the stock options granted to our executive officers, directors, nominees and certain other persons under: (i) the 2004 Plan from April 8, 2004, the date the 2004 Plan became effective, through June 28, 2005, and (ii) under the 1998 Plan, from its adoption until it was succeeded by the 2004 Plan in April 2004. No associate of any of our executive officers, directors or nominees has received any grants under the 2004 Plan or the 1998 Plan. Other than as set forth under the section titled “New Plan Benefits” above, future awards to our directors, executive officers or nominees are not currently determinable.

Name	Shares Underlying Stock Options Granted under the 2004 Plan*		Shares Underlying Stock Options Granted under the 1998 Plan*
Named Executive Officers:
Tony Scullion	—		827,683
David A. Lowe, Ph.D.	305,000		—
Gardiner F. H. Smith	80,000		112,665
Joseph Donabauer	55,900		9,099
Axel J. Unterbeck, Ph.D. (1)	—		544,813
Dennis M. Keane (2)	35,000		100,000

All Current Executive Officers as a group (6 persons) (3)	1,025,900		949,447

All Current Directors who are not executive officers as a group (6 persons)	120,000	(4)	—

Nominees for Election as Director:
Robert I. Kriebel	20,000		—
Michael E. Meyers, M.P.H.	20,000		—
James R. Sulat (5)	500,000		—

Each associate of any such directors, executive officers or nominees:	—		—

Each other person who received 5 percent of stock options under the 2004 Plan and the 1998 Plan, respectively:
Eric R. Kandel, M.D.	117,187	(6)	703,246	(7)
Joanne M. Leonard (6)	—		299,996	(8)
James E. Barrett	—		218,400	(9)
Robert S. Cohen	—		495,591	(10)

All employees, excluding executive officers (78 persons — 2004; 64 persons — 1998)	838,231		237,754

*	The determination of persons who received 5% of stock options under the 2004 Plan and the 1998 Plan, respectively, was based upon the number of shares of common stock reserved for issuance under each plan. As of June 28, 2005, there were 2,628,549 shares of common stock reserved for issuance under the 2004 Plan (including 314,517 shares of common stock that remained available for issuance under the 1998 Plan as of April 8, 2004, which were assumed by the 2004 Plan and 286,660 shares of common stock underlying stock options granted under the 1998 Plan that were cancelled between April 8, 2004 and June 28, 2005). As of April 8, 2004, the effective date of the 2004 Plan, there were 3,400,000 shares of common stock reserved for issuance upon the exercise of outstanding stock options under the 1998 Plan.

(1)	Dr. Unterbeck served as our President until April 1, 2005.

(2)	Mr. Keane served as our Chief Financial Officer until December 24, 2004. On the effective date of Mr. Keane’s resignation, we cancelled the unvested portion of these stock options (111,875 shares).

(3)	Current Executive Officers include Messrs. Scullion, Sulat, Smith and Donabauer, Dr. Lowe and Ms. Jzaneen Lalani.

(4)	Includes Messrs. Fleming, Kriebel, Meyers and Young and Drs. Evnin and Gilbert.

(5)	Mr. Sulat has served as our President and Chief Executive Officer and as a member of our Board since May 17, 2005.

(6)	Upon the closing of our initial public offering and pursuant to the terms of a Consulting Agreement with Dr. Kandel, he was granted a stock option to purchase shares of our common stock.

(7)	From April 1998 to December 2003, Dr. Kandel received a series of stock option grants under the terms of his Consulting Agreement with the Company.

(8)	Ms. Leonard served as our Chief Financial Officer from January 1999 to May 2002. On the effective date of Ms. Leonard’s resignation, we cancelled the unvested portion of these stock options (169,311 shares). Subsequent to Ms. Leonard’s resignation, an additional 66,666 stock options expired.

(9)	Mr. Barrett served as our President of Research and Development from May 2002 to July 2004. On the effective date of Mr. Barrett’s resignation, we cancelled the unvested portion of these stock options (105,625 shares).

(10)	Mr. Cohen served as our Chief Executive Officer from October 1999 to May 2001. On the effective date of Mr. Cohen’s resignation, we cancelled the unvested portion of these stock options (400,483 shares).

Equity Compensation Plan Information

The following table provides information as of December 31, 2004 with respect to shares of our common stock that may be issued under our existing equity compensation plans:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Stock Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Stock Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)	(b)	(c)
Equity Compensation Plans Approved by Security Holders (1)	2,989,538 (2)	3.57	467,791 (3)
Equity Compensation Plans Not Approved by Security Holders (4)	119,907	12.69	—
Total	3,109,445	3.92	467,791

(1)	Includes stock options to purchase shares of our common stock under the 2004 Plan and shares of common stock issued under the ESPP. Includes stock options to purchase shares of our common stock under the 2004 Plan and shares of common stock issued under the ESPP.

(2)	Excludes purchase rights accruing under the ESPP, which has a stockholder-approved reserve of 200,000 shares of common stock as of December 31, 2004. Under the ESPP, eligible employees may purchase shares of our common stock through payroll deductions of up to 10% of their eligible compensation. The price paid by the employee is 85% of the fair market value on the offering date or the last day of the purchase period, whichever is lower. There are two purchase periods per year. For the year ended December 31, 2004, the offering periods commenced on April 5 and August 1.

(3)	Consists of shares available as of December 31, 2004 for future issuance under the 2004 Plan and the ESPP.

(4)	Consists of the following warrants to purchase shares of our common stock issued prior to our initial public offering, warrants to purchase 115,740 shares of common stock at an exercise price of $12.96 per share, which expire in August 2008 and warrants to purchase 4,167 shares of common stock at an exercise price of $5.25 per share, which expire in March 2010.

Federal Income Tax Consequences

The following is a brief description of the material United States federal income tax consequences associated with awards under the 2004 Plan. It is based on existing United States laws and regulations, and there can be no assurance that those laws and regulations will not change in the future. Tax consequences in other countries may vary. This summary does not purport to be complete, and does not discuss the income tax laws of any municipality, state or foreign country in which a Participant in the 2004 Plan may reside. The Company advises all eligible Participants to consult their own tax advisors concerning tax implications of restricted stock awards, option grants and exercises and the disposition of stock acquired upon such grants or exercises under the 2004 Plan.

Restricted Stock.  Restricted stock is not taxable to a recipient at the time of grant, but instead is included in ordinary income (at its then fair market value) when the restrictions lapse. A recipient may elect, however, to recognize income at the time of grant, in which case the fair market value of the restricted shares at the time of grant is included in ordinary income and there is no further income recognition when the restrictions lapse. We are entitled to a tax deduction in an amount equal to the ordinary income recognized by the recipient.

A recipient’s tax basis for restricted shares will be equal to the amount of ordinary income recognized by the recipient. The recipient will recognize capital gain (or loss) on a sale of the restricted stock if the sale price exceeds (or is lower than) such basis. The holding period for restricted shares for purposes of characterizing gain or loss on the sale of any shares as long- or short-term commences at the time the recipient recognizes ordinary income pursuant to an award.

Stock Options.  Neither Incentive Stock Option grants nor Nonstatutory Stock Option grants cause any tax consequences to the optionee or to us. Upon the exercise of a Nonstatutory Stock Option, the excess of the market value of the shares acquired over their exercise price is ordinary income to the optionee and is deductible by us. The optionee’s tax basis for the shares is the market value thereof at the time of exercise. Any gain or loss realized upon a subsequent disposition of the stock will generally constitute capital gain.

Upon the exercise of an Incentive Stock Option, the optionee will not realize taxable income, but the excess of the fair market value of the stock over the exercise price may give rise to alternative minimum tax. When the stock acquired upon exercise of an Incentive Stock Option is subsequently sold, the optionee will recognize income equal to the difference between the sales price and the exercise price of the stock option. If the sale occurs after the expiration of two years from the grant date and one year from the exercise date, the income will constitute long-term capital gain. If the sale occurs prior to that time, the optionee will recognize ordinary income to the extent of the lesser of the gain realized upon the sale or the difference between the fair market value of the acquired stock at the time of exercise and the exercise price; any additional gain will constitute capital gain. We will be entitled to a deduction in an amount equal to the ordinary income recognized by the optionee. If the optionee exercises an Incentive Stock Option more than three months after his or her termination of employment due to retirement or more than twelve months after his or her termination of employment due to permanent disability, he or she is deemed to have exercised a Nonstatutory Stock Option.

Compensation realized by optionees on the exercise of Nonstatutory Stock Options or the disposition of shares acquired upon exercise of any Incentive Stock Options will be considered performance-based compensation under the Code and not subject to the $1,000,000 deductibility limit of Section 162(m) of the Code.

Vote Required for Approval

The affirmative vote of a majority of the shares present at the meeting in person or by proxy and entitled to vote is required to approve the proposed amendment to the 2004 Plan.

Recommendation of the Board of Directors

The Board of Directors recommends that the stockholders vote FOR Proposal Two.

PROPOSAL THREE: APPROVAL OF A ONE-TIME WAIVER
OF SECTION 4.1(d) of the 2004 STOCK INCENTIVE PLAN

Our stockholders are being asked to approve a one-time waiver of Section 4.1(d) of the 2004 Plan to enable James R. Sulat, our President and Chief Executive Officer, to receive stock options, in 2005, to purchase an aggregate of 1,025,000 shares of our common stock.

In connection with Mr. Sulat’s joining the Company in May 2005 as our President and Chief Executive Officer, the Board authorized the grant of two stock options to Mr. Sulat to purchase an aggregate of 1,025,000 shares of our common stock, as follows:

•	a stock option to purchase 500,000 shares of common stock upon commencement of his employment with the Company in May 2005, and

•	a stock option to purchase 525,000 shares of common stock following stockholder approval at the 2005 Annual Meeting of Proposals Two and Three (but, if stockholders do not approve both of these proposals at the 2005 Annual Meeting, a stock option to purchase 500,000 shares in January 2006).

The stock options granted to Mr. Sulat will: (i) vest over the four-year period following their respective grant dates, (ii) be in the form of incentive stock options to the extent permissible under applicable law, and the balance will be in the form of nonstatutory stock options, and (iii) have an exercise price equal to the closing sale price of our common stock on the Nasdaq Stock Market on the date each stock option is granted.

Section 4.1(d) of the 2004 Plan prohibits the Company from granting stock options to purchase more than 500,000 shares of common stock to any employee, director or consultant of the Company in any given fiscal year.

Our Board approved, subject to stockholder approval, the waiver of Section 4.1(d) of the 2004 Plan in May 2005, in connection with the appointment of Mr. Sulat as our President and Chief Executive Officer. Given our contractual commitment to Mr. Sulat, the Board is requesting stockholder approval of the waiver.

Vote Required for Approval

The affirmative vote of a majority of the shares present at the meeting in person or by proxy and entitled to vote is required to approve the proposed waiver of Section 4.1(d) of the 2004 Plan for the purpose of granting to Mr. Sulat in 2005 stock options to purchase an additional 525,000 shares of our common stock.

Recommendation of the Board of Directors

The Board of Directors recommends that the stockholders vote FOR Proposal Three.

PROPOSAL FOUR: RATIFICATION OF INDEPENDENT AUDITORS

Ratification of Appointment of KPMG LLP

On May 13, 2005, the Audit Committee appointed KPMG LLP (“KPMG”) to serve as our independent auditors for the year ending December 31, 2005. The affirmative vote of a majority of the shares present in person or by proxy at the 2005 Annual Meeting is required to ratify the selection of KPMG.

In the event the stockholders fail to ratify the appointment, the Audit Committee may reconsider its selection. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent auditing firm at any time during the year if the Audit Committee believes that such a change would be in our best interests and in the best interests of our stockholders.

Representatives of KPMG are expected to be present at the 2005 Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from stockholders.

Fees billed to Memory Pharmaceuticals Corp. by KPMG LLP during Fiscal Years 2004 and 2003

In addition to retaining KPMG to audit our financial statements, from time to time, we engage KPMG to perform other services. The following table sets forth the aggregate fees billed by KPMG in connection with the services rendered during the past two fiscal years.

Type of Fee	2003	2004
Audit Fees (1)	$190,000	$355,000
Audit-Related Fees	—	—
Tax Fees (2)	$17,000	$16,100
All Other Fees	—	—
Total Fees for Services Provided	$207,000	$371,100

(1)	Audit fees represent fees for professional services rendered for the audit of our financial statements, review of interim financial statements and services normally provided by the independent auditor in connection with regulatory filings, including our Form S-1 filing for our initial public offering.

(2)	Tax Fees are fees for tax compliance, tax advice and tax planning.

Pre-approval Policies and Procedures

The Audit Committee Charter provides that the Audit Committee shall preapprove all services to be provided to the Company by KPMG.

Recommendation of the Board of Directors

The Board of Directors recommends that the stockholders vote FOR Proposal Four.

PERFORMANCE GRAPH

The graph below compares changes in the cumulative total stockholder return (change in stock price plus reinvested dividends) for the period from April 5, 2004 through December 31, 2004 of an initial investment of $100 invested in (a) Memory Pharmaceuticals’ common stock, (b) the Total Return Index for the Nasdaq National Market (U.S.) and (c) the Research Data Group (RDG) Microcap Biotechnology Index. Total Return Index values are provided by Nasdaq and prepared by the Center for Research in Security Prices at the University of Chicago. The stock price performance is not included to forecast or indicate future price performance.

	Memory Pharmaceuticals	Nasdaq National Market (U.S.)	RDG Microcap Biotechnology Index
April 5, 2004	$100.00	$100.00	$100.00
December 31, 2004	$75.99	$97.99	$61.04

Notwithstanding anything to the contrary set forth in any of the Company’s previous filings made under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings made by the Company under those statutes, the foregoing Compensation Committee Report, the Audit Committee Report, reference to the independence of the Audit Committee members and the Stock Performance Graph do not constitute soliciting material and are not deemed filed with the Securities and Exchange Commission and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by the Company under those statutes.

OTHER BUSINESS

As of the date of this Proxy Statement, we know of no other business that will be presented for consideration at the 2005 Annual Meeting other than the items referred to above. If any other matter is properly brought before the 2005 Annual Meeting for action by stockholders, the persons designated as proxies will vote all shares in accordance with the recommendation of the Board or, in the absence of such a recommendation, in accordance with their best judgment.

ADDITIONAL INFORMATION

Householding

The SEC’s rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement and annual report addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. Some brokers household proxy materials and annual reports, delivering a single proxy statement and annual report to multiple stockholders sharing an address, although each stockholder will receive a separate proxy card. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If at any time you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, please notify your broker. If you would like to receive a separate copy of this year’s Proxy Statement or Annual Report, please contact our Investor Relations Department at 100 Philips Parkway, Montvale, New Jersey 07645, telephone: (201) 802-7100 and we will promptly deliver the Proxy Statement and/or Annual Report upon your request.

Requirements, Including Deadlines, for Submission of Proxy Proposals, Nomination of Directors and Other Business of Stockholders

Under the rules of the SEC, if a stockholder wants us to include a proposal in our Proxy Statement and form of Proxy for presentation at our 2006 Annual Meeting, the proposal must be received by us at our principal executive office at 100 Philips Parkway, Montvale, New Jersey, 07645 no later than February 28, 2006 and must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended.

Under our Amended and Restated Bylaws and as permitted by the rules of the SEC, certain procedures are provided that a stockholder must follow to nominate persons for election to our Board or to introduce an item of business at an Annual Meeting of Stockholders.

For any proposal that is not submitted for inclusion in next year’s proxy statement, but is instead sought to be presented directly at the 2006 Annual Meeting, including nominations of director candidates, our Amended and Restated Bylaws require stockholders to give timely notice thereof in writing to our Corporate Secretary.

To be timely, a stockholder’s notice must be received in writing by our Corporate Secretary at our principal executive office no later than the date which is 90 calendar days prior to the anniversary date of the previous annual meeting of stockholders, nor earlier than the date which is 120 calendar days prior to such anniversary date.

Accordingly, to be considered at our 2006 Annual Meeting, such notice must be received no later than April 29, 2006 and no earlier than March 30, 2006.

For proposals relating to nominations of persons for election to our Board, a stockholder’s notice to the Corporate Secretary must comply with the requirements contained in Section 1.10 of our Amended and Restated Bylaws, which requires the inclusion of such information about each prospective director nominee as would have been required to be included in a proxy solicitation pursuant to Regulation 14A of the Securities

Exchange Act of 1934, as amended, had the prospective director nominee been nominated by the Board. A stockholder’s proposal relating to a director nominee must be accompanied by the written consent of the proposed nominee to serve as director if elected. The Company may also require any proposed nominee to furnish such other information as may reasonably be required to determine the eligibility of such proposed nominee to serve as a director of the Company.

For proposals relating to any other business to be conducted at the 2005 Annual Meeting, a stockholder’s notice to the Corporate Secretary must comply with the requirements contained in Section 1.11 of our Amended and Restated Bylaws.

In the event that the date of our next annual meeting is changed by more than 20 days from the anniversary date of this year’s annual meeting, or in the case of an election of directors at a special meeting of stockholders, stockholders should refer to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and to the provisions of our Amended and Restated Bylaws for requirements as to timely notice of proposals.

Annual Report

A copy of our Annual Report on Form 10-K for the year ended December 31, 2004, as amended, is enclosed. We filed our Annual Report on Form 10-K with the SEC on March 31, 2005. We filed an amendment to our Annual Report on Form 10-K with the SEC on April 29, 2005. Stockholders may obtain a copy of our Annual Report on Form 10-K, and the amendment thereto, including the financial statements and financial statement schedules, without charge, by writing to our Corporate Secretary at our principal executive office located at 100 Philips Parkway, Montvale, New Jersey 07645. Our Annual Report on Form 10-K and the other filings that we make with the SEC can also be accessed on our website at www.memorypharma.com. We will also furnish any exhibit to our Annual Report on Form 10-K, as amended, if specifically requested.

Please complete, sign, date and return the accompanying Proxy in the enclosed envelope, whether or not you plan to attend the 2005 Annual Meeting.

By the Order of the Board of Directors,

Jzaneen Lalani
Corporate Secretary

APPENDIX A

AUDIT COMMITTEE CHARTER

MEMORY PHARMACEUTICALS CORP.

Audit Committee Charter

Purpose

The purpose of the Audit Committee is to assist the Board of Directors in overseeing:

•	the Company’s accounting and financial reporting principles and policies and its internal controls and procedures

•	the Company’s financial statements and financial information to be provided to stockholders; and

•	the independence, qualifications and performance of the Company’s independent auditors and the independent audit.

Structure and Membership

Number.  The Audit Committee shall consist of at least three members of the Board of Directors.

Independence.  Except as otherwise permitted by the applicable rules of The Nasdaq Stock Market and Section 301 of the Sarbanes-Oxley Act of 2002 (and the applicable rules thereunder), each member of the Audit Committee shall be “independent” as defined by such rules and Act.

Financial Literacy.  Each member of the Audit Committee shall be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement, and cash flow statement, at the time of his or her appointment to the Audit Committee. From and after the date of the Company’s first annual report filed with the SEC, unless otherwise determined by the Board of Directors (in which case disclosure of such determination shall be made in the Company’s annual report filed with the SEC), at least one member of the Audit Committee shall be an “audit committee financial expert” (as defined by applicable SEC rules).

Chair.  Unless the Board of Directors elects a Chair of the Audit Committee, the Audit Committee shall elect a Chair by majority vote. The Chair of the Audit Committee must be independent as defined by Nasdaq rules.

Compensation.  The compensation of Audit Committee members shall be as determined by the Board of Directors. No member of the Audit Committee may receive any consulting, advisory or other compensatory fee from the Company, other than fees paid in his or her capacity as a member of the Board of Directors or a committee of the Board.

Selection and Removal.  Members of the Audit Committee shall be appointed by the Board of Directors, upon the recommendation of the Nominations Committee. The Board of Directors may remove members of the Audit Committee from such committee, with or without cause.

Authority and Responsibilities

General.  The Audit Committee shall discharge its responsibilities, and shall assess the information provided by the Company’s management and the independent auditor, in accordance with its business judgment. The Audit Committee shall further assist the Board of Directors in overseeing the compliance by the Company with legal and regulatory requirements relating to the foregoing. Management is responsible for the preparation, presentation, and integrity of the Company’s financial statements and for the appropriateness of the accounting principles and reporting policies that are used by the Company. The independent auditors are responsible for auditing the Company’s financial statements and for reviewing the Company’s unaudited interim financial statements. The authority and responsibilities set forth in this Charter do not reflect or create any duty or obligation of the Audit Committee to plan or conduct any audit, to determine or certify that the

Company’s financial statements are complete, accurate, fairly presented, or in accordance with generally accepted accounting principles or applicable law, or to guarantee the independent auditor’s report.

Oversight of Independent Auditors

Selection.  The Audit Committee shall be solely and directly responsible for appointing, evaluating and, when necessary, terminating the independent auditor. The Audit Committee may, in its discretion, seek stockholder ratification of the independent auditor it appoints.

Independence.  The Audit Committee shall take, or recommend that the full Board of Directors take, appropriate action to oversee the independence of the independent auditor. In connection with this responsibility, the Audit Committee shall obtain and review a formal written statement from the independent auditor describing all relationships between the independent auditor and the Company, including the disclosures required by Independence Standards Board Standard No. 1. The Audit Committee shall actively engage in dialogue with the independent auditor concerning any disclosed relationships or services that might impact the objectivity and independence of the independent auditor.

Compensation.  The Audit Committee shall have sole and direct responsibility for setting the compensation of the independent auditor.

Oversight.  The independent auditor shall report directly to the Audit Committee, and the Audit Committee shall have direct responsibility for overseeing the independent auditor, including resolution of disagreements between Company management and the independent auditor regarding financial reporting. In connection with its oversight role, the Audit Committee shall, from time to time as appropriate but no less frequently than annually, obtain and review the reports required to be made by the independent auditor pursuant to Section 10A(k) of the Securities Exchange Act of 1934 regarding:

•	critical accounting policies and practices;

•	alternative treatments of financial information within generally accepted accounting principles that have been discussed with Company management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and

•	other material written communications between the independent auditor and Company management, including without limitation any management letters and responses thereto.

Preapproval of Services.  The Audit Committee shall preapprove all services (audit and non-audit) to be provided to the Company by the independent auditor; provided, however, that de minimis non-audit services may instead be approved in accordance with applicable SEC rules.

Review of Audited Financial Statements

Discussion of Audited Financial Statements.  The Audit Committee shall review and discuss with the Company’s management and independent auditor the Company’s audited financial statements, including the matters about which Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU Section 380) requires discussion.

Recommendation to Board Regarding Financial Statements.  The Audit Committee shall consider whether it will recommend to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K.

Audit Committee Report.  The Audit Committee shall prepare an annual committee report, in accordance with applicable SEC rules, for inclusion in the proxy statement of the Company relating to its annual meeting of security holders.

Review of Other Financial Statements and Financial Disclosures

Independent Auditor Review of Interim Financial Statements.  The Audit Committee shall direct the independent auditor to perform all reviews of interim financial information prior to disclosure by the Company of such information and to discuss promptly with the Audit Committee and the Chief Financial Officer any matters identified in connection with the independent auditor’s review of interim financial information which are required to be discussed by Statements on Auditing Standards Nos. 61, 71 and 90. The Audit Committee shall direct management to advise the Audit Committee in the event that the Company proposes to disclose interim financial information prior to completion of the independent auditor’s review of interim financial information.

Controls and Procedures

•	Oversight. The Audit Committee shall:

•	coordinate the Board of Directors’ oversight of the Company’s internal accounting controls, the Company’s disclosure controls and procedures, and the Company’s code of conduct;

•	review the significant accounting principles, policies and practices followed by the Company in accounting for and reporting its financial results of operations in accordance with generally accepted accounting principles;

•	review the financial, investment and risk management policies followed by the Company in operating its business activities; and

•	receive and review the reports of the CEO and CFO required by Section 302 of the Sarbanes-Oxley Act of 2002 (and the applicable rules thereunder) and Rule 13a-14 of the Exchange Act.

Procedures for Complaints.  The Audit Committee shall establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

Related-Party Transactions.  The Audit Committee shall review all related party transactions on an ongoing basis, and all such transactions must be approved by the Audit Committee. A “related party transaction” shall be a transaction required to be disclosed pursuant to SEC Regulation S-K, Item 404.

Additional Powers.  The Audit Committee shall have such other duties as may be delegated from time to time by the Board of Directors.

Procedures and Administration

Meetings.  The Audit Committee shall meet at least four times each year. In addition, the Audit Committee will meet at any time that the independent auditor believes that communication to the Audit Committee is required. The Audit Committee shall meet at least once annually separately with (i) the independent auditor and (ii) the Company’s CEO, CFO, controller, and such other management as the Audit Committee requests. The Audit Committee may additionally meet with other employees of the Company as it deems appropriate. The Audit Committee shall keep minutes of its meetings.

Subcommittees.  The Audit Committee may form and delegate its authority to one or more subcommittees as it deems appropriate from time to time under the circumstances, each such subcommittee consisting of one or more members of the Audit Committee,. Any decision of a subcommittee to preapprove audit or non-audit services shall be presented to the full Audit Committee at its next scheduled meeting.

Reports to Board.  The Audit Committee shall report regularly to the Board of Directors.

Charter.  At least annually, the Audit Committee shall review and reassess the adequacy of this Charter and recommend any proposed changes to the Board of Directors for approval.

Independent Advisors.  The Audit Committee shall have the authority to engage and determine funding for such independent legal, accounting and other advisors as it deems necessary or appropriate to carry out its responsibilities and powers. Such independent advisors may be the regular advisors to the Company.

Investigations.  The Audit Committee shall have the authority to conduct or authorize investigations into any matters within the scope of its responsibilities as it shall deem appropriate, including the authority to request any officer, employee or advisor of the Company to meet with the Audit Committee or any advisors engaged by the Audit Committee.

Funding.  The Company shall provide appropriate funding, as determined by the Audit Committee, for payment of:

•	compensation of the independent auditor as established by the Audit Committee;

•	compensation of any independent legal, accounting and other advisors engaged by the Audit Committee; and

•	ordinary administrative expenses of the Audit Committee that are deemed necessary or appropriate by the Audit Committee to carry out its duties.

APPENDIX B
AMENDED AND RESTATED 2004 STOCK INCENTIVE PLAN

MEMORY PHARMACEUTICALS CORP.

Amended and Restated 2004 Stock Incentive Plan

ARTICLE 1

Background and Purpose of the Plan

Section 1.1.    Background. This Amended and Restated 2004 Stock Incentive Plan (the “Plan”) permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Restricted Stock and other stock-based awards.

Section 1.2.    Purpose. The purposes of the Plan are (a) to attract and retain the best available personnel for positions of substantial responsibility, (b) to provide additional incentive to Employees, Directors and Consultants, and (c) to promote the success of the business of the Company.

Section 1.3.    Prior Plan. The Plan shall serve as the successor to the Company’s 1998 Employee, Director and Consultant Stock Option Plan (the “Prior Plan”), and no further option grants or stock issuances shall be made under the Prior Plan after the Effective Date. The adoption of the Plan as of the Effective Date shall not affect the terms of any option or restricted stock award that was outstanding prior to the Effective Date and all such options and restricted stock awards shall continue to be governed by the terms of the Prior Plan as in effect immediately prior to the Effective Date.

Section 1.4.    Eligibility. All of the Company’s Service Providers are eligible to be granted Awards under the Plan. Incentive Stock Options may be granted only to Employees. Options granted pursuant to Article 7 may be granted only to Outside Directors.

Section 1.5.    Definitions. Capitalized terms used in the Plan and not otherwise defined herein shall have the meanings assigned to such terms in the attached Appendix.

ARTICLE 2

Shares Subject To The Plan

Section 2.1.    Shares Subject to the Plan. Subject to adjustment under Section 2.3, the number of shares of Common Stock initially reserved for issuance pursuant to Awards made under the Plan shall not exceed 3,803,759 Shares. Such reserve shall consist of:

(a) not more than 314,517 remaining Shares authorized for issuance under the Prior Plan but not reserved for outstanding options and awards;

(b) not more than 2,489,242 additional Shares which are subject to stock options or restricted stock awards granted or issued under the Prior Plan on or before the Effective Date and which are surrendered before exercise, lapse, are terminated without being exercised, or are forfeited, in whole or in part, for any reason after the Effective Date; and

(c) 1,775,000 additional Shares reserved for issuance under the Plan.

The total number of Shares available for issuance under the Plan, including Shares subject to then outstanding Awards, shall automatically increase on January 1 of each year during the term of the Plan, beginning January 1, 2005, by an amount equal to the lesser of (i) 1,750,000 shares, (ii) 5% of the outstanding shares of the Company’s common stock on that date, or (iii) an amount determined by the Board. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

Section 2.2.    Lapsed Awards. If an Award expires or is terminated, surrendered or cancelled without having been exercised in full, or is surrendered pursuant to an Exchange Program, or is otherwise forfeited in full or in part, including as a result of Restricted Stock or Optioned Stock or other Shares constituting or subject to an Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right, then the unissued Shares which were subject to such Award and/or such surrendered, cancelled or forfeited Shares (as the case may be) shall become available for future grant or sale under the Plan (unless the Plan has terminated), subject however, in the case of Incentive Stock Options to any limitations under the Code. If an Award is exercised, in whole or in part, by delivery or attestation of Shares under Section 4.3(b), the number of Shares deemed to have been issued under the Plan shall be the number of Shares which were subject to the Award or portion thereof so exercised and not the net number of Shares actually issued upon such exercise.

Section 2.3.    Adjustments. In the event that there is any stock dividend on the Shares payable in Shares, or any stock split, reverse stock split, combination or reclassification of Shares, or any other increase in the number of outstanding Shares without receipt of consideration by the Company, then the maximum aggregate number and class of securities available for Awards under Section 2.1 of the Plan, the maximum number and class of securities issuable to a Service Provider under Section 4.1(c) of the Plan, and any other limitation under this Plan on the maximum number and class of securities issuable to an individual or in the aggregate, and the price of securities covered by each outstanding Option shall be proportionately adjusted by the Administrator as it deems equitable in its absolute discretion to prevent dilution or enlargement of the rights of the Participants; provided that any fractional Shares resulting from such adjustments shall be eliminated. The Administrator’s determination with respect to any such adjustments shall be conclusive.

ARTICLE 3

Administration of the Plan

Section 3.1.    Board and Committees. The Plan shall be administered by (i) the Board or (ii) a Committee, which committee, in the discretion of the Board, may be constituted to comply with the requirements of Rule 16b-3 promulgated under the Exchange Act and/or Section 162(m) of the Code and shall otherwise comply with Applicable Laws. Different Committees with respect to different groups of Service Providers may administer the Plan.

Section 3.2.    Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion: (a) to determine the Fair Market Value; (b) to select the Service Providers to whom Awards may be granted hereunder; (c) to determine the number of shares of Common Stock to be covered by each Award granted hereunder; (d) to approve forms of agreement for use under the Plan; (e) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder, such terms and conditions including, without limitation, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting, acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine; (f) to institute an Exchange Program; (g) to construe and interpret the terms of the Plan and awards granted pursuant to the Plan; (h) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws; (i) to modify or amend each Award (subject to Section 10.4 of the Plan), including the discretionary authority to extend the post-termination exercisability period of Options longer than is otherwise provided for in the Plan; (j) to allow Participants to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Award that number of Shares having a Fair Market Value equal to the minimum amount required to be withheld (the Fair Market Value of the Shares to be withheld shall be determined as of the date that the amount of tax to be withheld is to be determined and all elections by a Participant to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable); (k) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator; (l) allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award, and (m) to make all other determinations deemed necessary or advisable for administering the Plan.

Section 3.3.    Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations shall be final and binding on all Participants and any other holders of Awards.

Sectin 3.4.    Delegation to Executive Officers. To the extent permitted by Applicable Law, the Board may delegate to one or more executive officers of the Company the power to grant Awards to Employees and to exercise such other powers under the Plan as the Board may determine, provided that the Administrator shall fix the terms of the Awards to be granted by such executive officers (including the exercise price of such Awards, which may include a formula by which the exercise price will be determined) and the maximum number of shares subject to Awards that the executive officers may grant; provided, however, that no executive officer shall be authorized to grant Awards to any “executive officer” of the Company (as defined by Rule 3b-7 under the Exchange Act or to any “officer” of the Company (as defined by Rule 16a-1 under the Exchange Act).

ARTICLE 4

Stock Options

Section 4.1.    Limitations.

(a) No Option shall have a term in excess of 10 years measured from the date of grant; provided, however, that in the case of any Incentive Stock Option granted to a 10% Stockholder, the term of such Incentive Stock Option shall not exceed five years measured from the date of grant.

(b) Subject to Section 4.6, the exercise price per share of an Option shall not be less than 100% of the Fair Market Value per Share on the date of grant; provided, however, that in the case of any Incentive Stock Option granted to a 10% Stockholder, the exercise price per share of such Incentive Stock Option shall not be less than 110% of the Fair Market Value per share of Common Stock on the date of grant of the Option.

(c) Each Option shall be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary of the Company) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 4.1(b), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the date that the Option with respect to such Shares is granted.

(d) No Service Provider shall be granted, in any Fiscal Year, Options to purchase more than 500,000 Shares. The limit described in this Section 4.1(c) shall be construed and applied consistently with Section 162(m) of the Code.

(e) The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) which is intended to be an Incentive Stock Option is not an Incentive Stock Option.

Section 4.2.    Terms of Option. Subject to Section 4.1, the term, exercise price, vesting schedule and other conditions and limitations applicable to each Option shall be as determined by the Administrator and shall be stated in the Award Agreement.

Section 4.3.    Form of Consideration. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant. To the extent approved by the Administrator, the consideration for exercise of an Option may be paid as follows:

(a) by cash, check or other cash equivalent approved by the Administrator;

(b) subject to the last paragraph of this Section 4.3, by the tendering of other Shares to the Company or the attestation to the ownership of the Shares that otherwise would be tendered to the Company in exchange for the Company’s reducing the number of Shares necessary for payment in full of the Option price for the Shares so purchased;

(c) unless the Administrator expressly notifies the Participant otherwise, and except to the extent that the Option is an Option to purchase Restricted Stock, by the Participant’s (i) irrevocable instructions to the Company to deliver the Shares issuable upon exercise of the Option promptly to a broker (acceptable to the Company) for the Participant’s account, and (ii) an irrevocable instructions letter to such broker to sell Shares sufficient to pay the exercise price and upon such sale to deliver the exercise price to the Company, provided that at the time of such exercise, such exercise would not subject the Participant to liability under Section 16(b) of the Exchange Act or would be exempt pursuant to Rule 16b-3 promulgated under the Exchange Act or any other exemption from such liability; the Company shall deliver an acknowledgement to such broker upon receipt of instructions to deliver the Shares and the Company shall deliver the Shares to such broker upon the settlement date; such broker shall deliver to the Company cash sale proceeds sufficient to cover the exercise price upon receipt of the Shares from the Company; or

(d) any combination of the forms of consideration set forth in subsections (a), (b) and (c) above.

Shares tendered or attested to in exchange for Shares issued under the plan must be held by the Service Provider for at least six months prior to their tender or their attestation to the Company and may not be shares of Restricted Stock at the time they are tendered or attested to. The Administrator shall determine acceptable methods for tendering or attesting to Shares to exercise an Option under the Plan and may impose such limitations and prohibitions on the use of Shares to exercise Options as it deems appropriate. For purposes of determining the amount of the Option price satisfied by tendering or attesting to Shares, such Shares shall be valued at their Fair Market Value on the date of tender or attestation, as applicable. Except as provided in this paragraph, the date of exercise shall be deemed to be the date that the notice of exercise and payment of the Option price are received by the Administrator. For exercise pursuant to subsection (d) of the Plan, the date of exercise shall be deemed to be the date that the notice of exercise is received by the Administrator.

Section 4.4.    Exercise of Option.

(a)    Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share. An Option shall be deemed exercised when the Company receives: (i) written or electronic notice of exercise (in accordance with the Award Agreement) from the person entitled to exercise the Option and (ii) full payment for the Shares with respect to which the Option is exercised. Shares issued upon exercise of an Option shall be issued in the name of the Participant. The Shares shall be deemed issued, and the Participant shall be deemed the record holder of the Optioned Stock, on the date when the Option has been deemed exercised in accordance with this Section 4.4(a). Until such date, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued. Notwithstanding anything in this Section 4.4(a) to the contrary, in the event that the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and number of shares subject to an Option are adjusted as of the date of distribution of the dividend (rather than as of the record date for such dividend), then a Participant who exercises such Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the Optioned Stock, notwithstanding the fact that such Optioned Stock was not outstanding as of the close of business on the record date for such stock dividend.

(b)    Termination of Relationship as a Service Provider. If a Participant ceases to be a Service Provider, other than upon the Participant’s death or Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option shall remain exercisable for three months following the Participant’s termination.

(c)    Disability of Participant. If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option shall remain exercisable for 12 months following the Participant’s termination.

(d)    Death of Participant. If a Participant dies while a Service Provider, the Option may be exercised following the Participant’s death within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of death (but in no event may the option be exercised later than the expiration of the term of such Option as set forth in the Award Agreement), by the Participant’s designated beneficiary, provided such beneficiary has been designated prior to Participant’s death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Award Agreement, the Option shall remain exercisable for 12 months following Participant’s death.

Section 4.5.    Repurchase Rights. The Administrator shall have the discretion to grant Options which are exercisable for unvested Shares. If the Participant ceases to be a Service Provider while holding such unvested Shares, the Company shall have the right to repurchase any or all of those unvested Shares at a price per share equal to the lower of (i) the exercise price paid per Share, or (ii) the Fair Market Value per Share at the time of repurchase. The terms upon which such repurchase right shall be exercisable by the Administrator (including the period and procedure for exercise and the appropriate vesting schedule for the purchased Shares) shall be established by the Administrator and set forth in the document evidencing such repurchase right.

Section 4.6.    Substitute Awards. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Administrator may grant Awards in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Such substitute Awards may be granted on such terms as the Administrator deems appropriate in the circumstances, notwithstanding any limitations on Awards contained in the Plan.

ARTICLE 5

Restricted Stock

Section 5.1.    Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, shall determine.

Section 5.2.    Restricted Stock Agreement. Each Award of Restricted Stock shall be evidenced by an Award Agreement that shall specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, shall determine. Unless the Administrator determines otherwise, Shares of Restricted Stock shall be held by the Company as escrow agent until the restrictions on such Shares have lapsed.

Section 5.3.    Transferability. Except as provided in this Article 5, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

Section 5.4.    Other Restrictions. The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.

Section 5.5.    Removal of Restrictions. Except as otherwise provided in this Article 5, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall be released from escrow as soon as practicable after the last day of the Period of Restriction. The Administrator, in its discretion, may accelerate the time at which any restrictions shall lapse or be removed. Subject to Section 8.4, after the restrictions have lapsed, the Service Provider shall be entitled to have any legend or legends relating to restrictions provided pursuant to this Article 5 removed from his or her Share certificate, and the Shares shall be freely transferable by the Service Provider.

Section 5.6.    Voting Rights. During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless otherwise provided in the Award Agreement.

Section 5.7.    Dividends and Other Distributions. During the Period of Restriction, Service Providers holding Shares of Restricted Stock shall be entitled to receive all dividends and other distributions paid with respect to such Shares unless otherwise provided in the Award Agreement. If any such dividends or distributions are paid in Shares, the Shares shall be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

Section 5.8.    Right of Repurchase of Restricted Stock. The Company shall have the right to repurchase Shares of Restricted Stock at their original issuance price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the Participant in the event that conditions specified in the applicable Award with respect to such Shares are not satisfied prior to the end of the applicable Period of Restriction.

Section 5.9.    Performance Criteria.

(a) The Administrator may provide for the lapse or removal of restrictions on Restricted Stock using one or more of the performance objectives set forth on Schedule A. Any such performance objective shall be sufficiently specific that a third party having knowledge of the relevant facts could determine whether the objective is met. Any such performance objective shall be measured over a period no greater than five consecutive years.

(b) If the Administrator provides for the lapse or removal of restrictions on Restricted Stock based on performance objectives, the Administrator shall, at the time it establishes the performance objectives, specify the period over which the performance objectives relate. The establishment of the actual performance objectives and, if an Award of Restricted Stock is based on more than one performance objective, the relative weighting of such criteria, shall be at the sole discretion of the Administrator; provided, however, that in all cases the performance objectives must be established by the Administrator in writing no later than 90 days after the commencement of the period to which the performance objective(s) relates (or, if sooner, no later than after 25% of the Period of Restriction has elapsed) and when achievement of the performance objectives is substantially uncertain. Once established by the Administrator, the performance objectives(s) may not be changed to accelerate the lapse or removal of restrictions on Restricted Stock that otherwise would be due upon the attainment of the performance objective(s).

ARTICLE 6

Other Stock-Based Awards

Section 6.1.    Other Stock-Based Awards. The Administrator shall have the right to grant other Awards based upon the Common Stock having such terms and conditions as the Administrator may determine, including without limitation the grant of Shares based upon certain conditions, the grant of securities convertible into Shares, the grant of performance units or performance shares and the grant of stock appreciation rights.

ARTICLE 7

Formula Option Grants to Outside Directors

Section 7.1.    Grants. Options may be granted to Outside Directors in accordance with the policies established from time to time by the Board specifying the number of Shares (if any) to be subject to each such Award and the time(s) at which such Awards shall be granted. The initial policy with respect to Options granted to Outside Directors under this Section, effective as of the Effective Date of this Plan and continuing until modified or revoked by the Board from time to time, shall be as set forth in the balance of this Article 7.

Section 7.2.    Type of Options. All Options granted pursuant to this Article 7 shall be Nonstatutory Stock Options and, except as otherwise provided herein, shall be subject to the other terms and conditions of the Plan.

Section 7.3.    Special One-Time Award. Each person who is an Outside Director as of the Effective Date shall be automatically granted an Option to purchase 20,000 Shares on the date of the Effective Date.

Section 7.4.    First Option. Each person who first becomes an Outside Director following the Effective Date shall be automatically granted an Option to purchase 20,000 Shares on the date on which such person first becomes an Outside Director (the “Initial Service Date”), whether through election by the stockholders of the Company or appointment by the Board to fill a vacancy or newly-created directorship.

Section 7.5.    Subsequent Options. Each Outside Director shall, on the date of each annual meeting of stockholders that is at least six months following such Outside Director’s Initial Service Date, be automatically granted an Option to purchase 10,000 Shares.

Section 7.6.    Terms. The terms of each Option granted pursuant to this Article 7 shall be as follows:

(a) The term of the Option shall be 10 years;

(b) The exercise price per Share shall be 100% of the Fair Market Value per Share on the date of grant of the Option; and

(c) Each Option granted under Sections 7.3 and 7.4 shall vest over three years, with the first 33% vesting on the first anniversary of the grant date and the remainder vesting every three months thereafter.

(d) Each Option granted under Section 7.5 shall vest in one installment on the first anniversary of the date of grant.

ARTICLE 8

Additional Terms of Awards

Section 8.1.    Transferability of Awards. Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, such Award shall contain such additional terms and conditions as the Administrator deems appropriate. Notwithstanding the foregoing, subject to the approval of the Administrator in its sole discretion, Awards other than Incentive Stock Options may be transferable to members of the immediate family of the Participant and to one or more trusts for the benefit of such family members, partnerships in which such family members are the only partners, or corporations in which such family members are the only stockholders. “Members of the immediate family” means the Participant’s spouse, children, stepchildren, grandchildren, parents, grandparents, siblings (including half brothers and sisters), and individuals who are family members by adoption.

Section 8.2.    No Effect on Employment or Service. Neither the Plan nor any Award shall confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company, nor shall they interfere in any way with the Participant’s right or the Company’s right to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws.

Section 8.3.    Date of Grant. The date of grant of an Award shall be, for all purposes, the date on which the Administrator grants such Award, or such later date as is specified by the Administrator as the date of grant. Notice of any grant shall be provided to each Participant within a reasonable time after the date of such grant.

Section 8.4.    Conditions Upon Issuance of Shares. The Company will not be obligated to deliver any Shares pursuant to the Plan or to remove restrictions from Shares previously delivered under the Plan until (a) all conditions of the Award have been met or removed to the satisfaction of the Administrator, (b) subject to approval of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any Applicable Laws and (c) the Participant has executed and delivered to the Company such representations or agreements as the Administrator may consider appropriate to satisfy the requirements of Applicable Laws.

Section 8.5.    Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

Section 8.6.    Withholding.

(a)    Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof), the Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including the Participant’s FICA obligation) required to be withheld with respect to such Award (or exercise thereof).

(b)    Withholding Arrangements. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part by (a) electing to have the Company withhold otherwise deliverable Shares or (b) delivering to the Company already-owned Shares having a Fair Market Value equal to the amount required to be withheld. The amount of the withholding requirement shall be deemed to include any amount which the Administrator agrees may be withheld at the time the election is made, not to exceed the amount determined by using the maximum federal, state or local marginal income tax rates applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined. The Fair Market Value of the Shares to be withheld or delivered shall be determined as of the date that the taxes are required to be withheld.

ARTICLE 9

Dissolution or Liquidation or Other Events

Section 9.1.    Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall provide written notice to each Participant at least 20 days prior to the effective date of such proposed transaction. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action. The Administrator may specify the effect of a liquidation or dissolution on any Award of Restricted Stock or other Award at the time of grant of such Award.

Section 9.2.    Reorganization.

(a) Upon the occurrence of a Reorganization Event, subject to subsection (b) below, each outstanding Option shall be assumed or an equivalent option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation.

(b) In the event that the successor corporation does not assume the Option or an equivalent Option is not substituted, then the Administrator shall, upon written or electronic notice to each Participant, provide that one of the following will occur: (i) all Options will become exercisable in full as of a specified time prior to the Reorganization Event and will terminate immediately prior to the consummation of such Reorganization Event, except to the extent exercised by the Participants prior to the consummation of the Reorganization

Event; or (ii) all outstanding Options will terminate upon consummation of such Reorganization Event and each Participant will receive, in exchange therefor, a cash payment equal to the amount (if any) by which (x) the Acquisition Price multiplied by the number of shares of Common Stock subject to such outstanding Options (which may, in the Administrator’s discretion, be limited to Options then exercisable or include Options then not exercisable), exceeds (y) the aggregate exercise price of such Options.

(c) For the purposes of this Section 9.2, the Option shall be considered assumed if, following consummation of the Reorganization Event, the option confers the right to purchase or receive, for each Share of Optioned Stock subject to the Option immediately prior to the Reorganization Event, the consideration (whether stock, cash, or other securities or property) received in the Reorganization Event by holders of Common Stock for each Share held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares). If such consideration received in the Reorganization Event is not solely common stock of the successor corporation or a Parent or Subsidiary thereof, then the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option for each Share of Optioned Stock subject to the Option to be solely common stock of the successor corporation or a Parent or Subsidiary thereof equal in fair market value to the per share consideration received by holders of Common Stock in the Reorganization Event, and in such case such Options shall be considered assumed for the purposes of this Section 9.2.

ARTICLE 10

Term, Amendment and Termination of Plan

Section 10.1.    Term of Plan. The Plan shall become effective on the Effective Date.

Section 10.2.    Termination of the Plan. The Plan shall terminate upon the earliest to occur of (i) February 26, 2014, (ii) the date on which all Shares available for issuance under the Plan have been issued as fully vested Shares, and (iii) the termination of all outstanding Options in connection with a Reorganization Event.

Section 10.3.    Amendment of the Plan. The Board may at any time amend, alter, suspend or terminate the Plan. The Company shall obtain stockholder approval of any Plan amendment to the extent necessary to comply with Applicable Laws.

Section 10.4.    Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

ARTICLE 11

Miscellaneous

Section 11.1.    Authorization of Sub-Plans. The Board may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable blue sky, securities or tax laws of various jurisdictions. The Board shall establish such sub-plans by adopting supplements to this Plan containing (i) such limitations on the Board’s discretion under the Plan as the Board deems necessary or desirable and (ii) such additional terms and conditions not otherwise inconsistent with the Plan as the Board shall deem necessary or desirable. All supplements adopted by the Board shall be deemed to be part of the Plan, but each supplement shall apply only to Participants within the affected jurisdiction and the Company shall not be required to provide copies of any supplement to Participants in any jurisdiction which is not the subject of such supplement.

Section 11.2.    Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

Appendix

As used in the Plan, the following terms shall have the following meanings:

(a) “Acquisition Price” means, in a Reorganization Event in which the consideration received by holders of Common Stock consists solely of cash, the amount of cash to which a holder of one share of Common Stock is entitled pursuant to such Reorganization Event.

(b) “Administrator” means the Board or any of its Committees as shall be administering the Plan, in accordance with Article 3 of the Plan.

(c) “Applicable Laws” means the requirements relating to the administration of stock incentive plans under applicable state corporation laws, United States federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

(d) “Award” means, individually or collectively, a grant under the Plan of Options, Restricted Stock or other stock-based awards.

(e) “Award Agreement” means the written agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

(f) “Board” means the board of directors of the Company.

(g) “Code” means the Internal Revenue Code of 1986, as amended. Any reference to a section of the Code herein shall be a reference to any regulations promulgated under such section, and shall further reference any successor or amended section of such section of the Code that is so referred to and any regulations thereunder.

(h) “Committee” means a committee of the Board appointed by the Board in accordance with Article 3 of the Plan.

(i) “Common Stock” means the Company’s common stock.

(j) “Company” means Memory Pharmaceuticals Corp., a Delaware corporation, or any successor thereto.

(k) “Consultant” means any natural person, including an advisor, engaged by the Company or a Parent or Subsidiary of the Company to render services to such entity.

(l) “Director” means a member of the Board.

(m) “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.

(n) “Effective Date” means the date on which the Underwriting Agreement between the Company and the managing underwriters of the Company’s initial public offering of its Common Stock is executed and delivered.

(o) “Employee” means any person who is an employee, as defined in Section 3401(c) of the Code, of the Company or any Parent or Subsidiary of the Company or any other entity the employees of which are permitted to receive Incentive Stock Options under the Code. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

(p) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(q) “Exchange Program” means a program under which, with the consent of the affected Participants, (i) outstanding Awards are surrendered or cancelled in exchange for Awards of the same type (which may have lower exercise prices and different terms), Awards of a different type, and/or cash, and/or (ii) the exercise price of an outstanding Award is reduced or increased. The terms and conditions of any Exchange Program shall be determined by the Administrator in its sole discretion.

(r) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(iii) If an Option is exercised in a broker-assisted cashless exercise pursuant to Section 4.3(c) of the Plan, the Fair market Value of the Common Stock for which the Option is exercised shall be the actual sale price (before tax or expenses) realized in the sale of Shares by the broker; or

(iv) In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

(s) “Fiscal Year” means the fiscal year of the Company.

(t) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

(u) “Inside Director” means a Director who is an Employee.

(v) “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(w) “Option” means a stock option granted pursuant to the Plan.

(x) “Optioned Stock” means the Common Stock subject to an Award.

(y) “Outside Director” means a Director who is not an Employee.

(z) “Parent” means a “parent corporation”, whether now or hereafter existing, as defined in Section 424(e) of the Code.

(aa) “Participant” means the holder of an outstanding Award granted under the Plan.

(bb) “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Administrator, in its discretion.

(cc) “Reorganization Event” means:

(i) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock is converted into or exchanged for the right to receive cash, securities or other property; or

(ii) any exchange of all of the Common Stock for cash, securities or other property pursuant to a share exchange transaction.

(dd) “Restricted Stock” means shares of Common Stock issued pursuant to Article 5 of the Plan.

(ee) “Service Provider” means an Employee, Director or Consultant.

(ff) “Shares” means shares of Common Stock.

(gg) “Subsidiary” means a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code.

(hh) “10% Stockholder” means the owner of stock (as determined under Code Section 424(d) possessing more than 10% of the total combined voting power of all classes of stock of the Company (or any Parent or Subsidiary).

SCHEDULE A

I.	General Financial Criteria

A. General Financial Criteria: (i) increase in net sales; (ii) pretax income before allocation of corporate overhead and/or bonus; (iii) budget; (iv) earnings per share; (v) net income; (vi) attainment of division, group or corporate financial goals; (vii) return on stockholders’ equity; (viii) return on assets; (ix) attainment of strategic and operational initiatives; (x) appreciation in or maintenance of the price of the common stock or any other publicly-traded securities of the Company; (xi) increase in market share; (xii) gross profits; (xiii) earnings before interest and taxes; (xiv) earnings before interest, taxes, depreciation and amortization; (xv) economic value-added models; (xvi) comparisons with various stock market indices; (xvii) comparisons with performance metrics of peer companies; or (xviii) reductions in costs.

II.	Operational Criteria

A. Research Activities: (i) identification of new drug targets or indications; (ii) identification of lead optimized compounds or designation of compounds as clinical candidates; (iii) expansion of chemical compound libraries; (iv) publication of scientific papers; (v) development of animal model assay systems or other development tools; (vi) productivity levels with respect to the foregoing; (vii) implementation of IT systems related to R&D activities.

B. Clinical Development Activities: (i) commencement, completion or publication of results of Phase I, II or III trials (or any sub-phase thereof) in the U.S. or foreign country; (ii) filing of an Investigational New Drug application with the Food and Drug Administration (“FDA”); (iii) filing of New Drug Application with FDA; (iv) FDA approval; (v) regulatory approval of drug in foreign country.

C. Collaborations: (i) execution of term sheet for collaboration; (ii) execution of definitive documentation or obtaining all approvals necessary for collaboration; (iii) achievement of milestones under collaboration; (iv) extension, expansion or positive modifications of collaboration.

D. Commercial Activities: (i) commercial launch of a drug in U.S. or any foreign country; (ii) achievement of specified level of sales in U.S. or foreign country.

E. Other: (i) execution of agreements for the in-licensing or out-licensing of compounds, intellectual property or other assets; (ii) issuance of patents in U.S. and foreign countries; (iii) completion of a financing transaction; (iv) acquisition or disposition of compounds, intellectual property, products or other assets or businesses; (v) key hires.

MEMORY PHARMACEUTICALS CORP. 100 PHILIPS PARKWAY MONTVALE, NJ 07645	VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Memory Pharmaceuticals Corp., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Memory Pharmaceuticals Corp. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet.  To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS SHOWN HERE:
MEMRY1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MEMORY PHARMACEUTICALS CORP.

Vote On Directors

1.	To elect three Class I directors to serve until the 2008 Annual Meeting of Stockholders: Nominees: 01) Robert I. Kriebel 02) Michael E. Meyers, M.P.H. 03) James R. Sulat	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the nominee’s name on the line below.

		☐	☐	☐

Vote On Proposal					For	Against	Abstain

2.

To approve an amendment to our 2004 Stock Incentive Plan (the “2004 Plan”) to (i) increase the number of shares of our common stock reserved for issuance under the 2004 Plan by 775,000 shares and (ii) allow for an increase in the number of additional shares available for issuance annually under the “Evergreen” provision of the 2004 Plan.

					☐	☐	☐

3.

To approve a one-time waiver of Section 4.1(d) of our 2004 Plan to enable James R. Sulat, our President and Chief Executive Officer, to receive stock options, in 2005, to purchase an aggregate of 1,025,000 shares of our common stock.

					☐	☐	☐

4.	To ratify the appointment of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2005.				☐	☐	☐

5.	To transact such other business as may properly come before the meeting or any adjournment thereof.

NOTE:  Please complete, date and sign exactly as name(s) appear on this proxy card and return the proxy card promptly using the enclosed envelope. When shares are held jointly, each holder must sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such, and affix corporate seal. If signer is a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)			Date

Memory Pharmaceuticals Corp.

Annual Meeting of Stockholders
July 28, 2005

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

          The undersigned stockholder of Memory Pharmaceuticals Corp. (the “Company”)  hereby constitutes and appoints Tony Scullion and Jzaneen Lalani, and each of them, his or her true and lawful attorneys and proxies, with full power of substitution in and for each of them, to vote all shares of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at the Park Ridge Marriott, 300 Brae Boulevard, Park Ridge, New Jersey 07656 at 11:00 am, local time, on Thursday, July 28, 2005 or at any postponement or adjournment thereof, on any and all of the proposals contained in the Notice of the Annual Meeting of Stockholders, with all the powers the undersigned would possess if present personally at said meeting, or at any postponement or adjournment thereof.

          THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER.  IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4.

          WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY BY USING THE ENCLOSED POSTAGE-PAID ENVELOPE.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)